
                                                                  EXHIBIT 2.1
                                                               EXECUTION COPY

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                             EXE TECHNOLOGIES, INC.,

                            ALMOND ACQUISITION CORP.

                                       AND

                             ALLPOINTS SYSTEMS, INC.

                                JANUARY 18, 2001

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                                TABLE OF CONTENTS

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                                                                                                               PAGE
ARTICLE I  THE MERGER.............................................................................................1
   1.1     The Merger.............................................................................................1
   1.2     The Closing............................................................................................1
   1.3     Actions at the Closing.................................................................................1
   1.4     Additional Action......................................................................................2
   1.5     Conversion of Shares...................................................................................2
   1.6     Dissenting Shares......................................................................................3
   1.7     Fractional Shares......................................................................................3
   1.8     Options................................................................................................4
   1.9     Escrow.................................................................................................5
   1.10    Certificate of Incorporation and By-Laws...............................................................5
   1.11    No Further Rights......................................................................................5
   1.12    Closing of Transfer Books..............................................................................5
   1.13    Tax and Accounting Consequences........................................................................5
   1.14    Closing Date Stock Schedule............................................................................5
ARTICLE II  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................................................6
   2.1     Organization, Qualification and Corporate Power........................................................6
   2.2     Capitalization.........................................................................................6
   2.3     Authorization of Transaction...........................................................................7
   2.4     Noncontravention.......................................................................................8
   2.5     Subsidiaries...........................................................................................8
   2.6     Financial Statements...................................................................................8
   2.7     Absence of Certain Changes.............................................................................9
   2.8     Undisclosed Liabilities................................................................................9
   2.9     Tax Matters............................................................................................9
   2.10    Assets................................................................................................11
   2.11    Real Property.........................................................................................11
   2.12    Real Property Leases..................................................................................11
   2.13    Intellectual Property.................................................................................12
   2.14    Inventory.............................................................................................13
   2.15    Contracts.............................................................................................13
   2.16    Accounts Receivable...................................................................................15
   2.17    Powers of Attorney....................................................................................15
   2.18    Insurance.............................................................................................15
   2.19    Litigation............................................................................................15
   2.20    Warranties............................................................................................15
   2.21    Employees.............................................................................................16
   2.22    Employee Benefits.....................................................................................16
   2.23    Environmental Matters.................................................................................18
   2.24    Legal Compliance......................................................................................18
   2.25    Customers and Suppliers...............................................................................18
   2.26    Permits...............................................................................................19
   2.27    Certain Business Relationships With Affiliates........................................................19

                                      -i-

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
   2.28    Brokers' Fees.........................................................................................19
   2.29    Books and Records.....................................................................................19
   2.30    Disclosure............................................................................................19
ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE TRANSITORY SUBSIDIARY...........................20
   3.1     Organization, Qualification and Corporate Power.......................................................20
   3.2     Capitalization........................................................................................20
   3.3     Authorization of Transaction..........................................................................20
   3.4     Noncontravention......................................................................................20
   3.5     Reports and Financial Statements......................................................................21
   3.6     Absence of Material Adverse Change....................................................................21
   3.7     Litigation............................................................................................21
   3.8     Interim Operations of the Transitory Subsidiary.......................................................22
   3.9     Brokers' Fees.........................................................................................22
   3.10    Reorganization........................................................................................22
   3.11    Representations Relating to Qualification of the Merger as a Tax-Free Reorganization..................22
   3.12    Disclosure............................................................................................23
ARTICLE IV  COVENANTS............................................................................................23
   4.1     Closing Efforts.......................................................................................23
   4.2     Governmental and Third-Party Notices and Consents.....................................................23
   4.3     Stockholder Approval..................................................................................23
   4.4     Operation of Business.................................................................................24
   4.5     Access to Information.................................................................................26
   4.6     Exclusivity...........................................................................................26
   4.7     Expenses..............................................................................................27
   4.8     Listing of Merger Shares..............................................................................27
   4.9     Registration Rights...................................................................................27
   4.10    Continued Charter / By-Law Indemnification............................................................27
   4.11    Benefit Arrangements..................................................................................28
   4.12    Buyer Options.........................................................................................28
   4.13    Severance.............................................................................................28
   4.14    U.S. Real Property Interest...........................................................................28
   4.15    Payment of Outstanding Company Payables...............................................................28
   4.16    Termination of 401(k) Plan............................................................................29
ARTICLE V  CONDITIONS TO CONSUMMATION OF MERGER..................................................................29
   5.1     Condition to Each Party's Obligations.................................................................29
   5.2     Conditions to Obligations of the Buyer and the Transitory Subsidiary..................................29
   5.3     Conditions to Obligations of the Company..............................................................31
ARTICLE VI  INDEMNIFICATION......................................................................................32
   6.1     Indemnification by the Company Stockholders...........................................................32
   6.2     Indemnification Claims................................................................................32
   6.3     Survival..............................................................................................36
   6.4     Limitations...........................................................................................36
ARTICLE VII  TERMINATION.........................................................................................37
   7.1     Termination of Agreement..............................................................................37
   7.2     Automatic Termination.................................................................................38
   7.3     Effect of Termination.................................................................................38

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
ARTICLE VIII  DEFINITIONS........................................................................................38
ARTICLE IX  MISCELLANEOUS........................................................................................41
   9.1     Press Releases and Announcements......................................................................41
   9.2     No Third Party Beneficiaries..........................................................................41
   9.3     Entire Agreement......................................................................................41
   9.4     Succession and Assignment.............................................................................41
   9.5     Counterparts and Facsimile Signature..................................................................41
   9.6     Headings..............................................................................................41
   9.7     Notices...............................................................................................41
   9.8     Fees and Expenses.....................................................................................42
   9.9     Indemnification Representatives.......................................................................42
   9.10    Governing Law.........................................................................................43
   9.11    Amendments and Waivers................................................................................43
   9.12    Severability..........................................................................................43
   9.13    Submission to Jurisdiction............................................................................43
   9.14    Construction..........................................................................................44

Exhibit A         Form of Escrow Agreement
Exhibit B         Form of Registration Rights Agreement
Exhibit C         Form of Investment Representation Letter
Exhibit D         Form of Opinion of Counsel to the Company
Exhibit E         Supplemental Employment Terms
Exhibit F         Form of Employee Confidentiality Agreement
Exhibit G         Form of Lock-Up Agreement
Exhibit H         Form of Opinion of Counsel to the Buyer and the Transitory Subsidiary

                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER is entered into as of January 18, 2001 (this "Agreement"), by and among EXE Technologies, Inc., a Delaware corporation (the "Buyer"), Almond Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Buyer (the "Transitory Subsidiary"), and AllPoints Systems, Inc., a Delaware corporation (the "Company"). The Buyer, the Transitory Subsidiary and the Company are referred to collectively herein as the "Parties."

         This Agreement contemplates a merger of the Transitory Subsidiary into the Company. In such merger, the stockholders of the Company will receive common stock of the Buyer in exchange for their capital stock of the Company. The parties intend that the merger shall constitute a reorganization for purposes of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") (and this Agreement is intended to constitute a plan of reorganization for purposes of Section 368(a) of the Code).

         Now, therefore, in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows.

                                   ARTICLE I
                                   THE MERGER

         1.1 THE MERGER. Upon and subject to the terms and conditions of this Agreement, the Transitory Subsidiary shall merge with and into the Company (with such merger referred to herein as the "Merger") at the Effective Time (as defined below). From and after the Effective Time, the separate corporate existence of the Transitory Subsidiary shall cease and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation"). The "Effective Time" shall be the time at which the Surviving Corporation files a certificate of merger or other appropriate documents prepared and executed in accordance with Section 251(c) of the Delaware General Corporation Law (the "Certificate of Merger") with the Secretary of State of the State of Delaware. The Merger shall have the effects set forth in Section 259 of the Delaware General Corporation Law.

         1.2 THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Hale and Dorr LLP in Boston, Massachusetts, commencing at 9:00 a.m. local time on January 23, 2001, or, if all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby have not been satisfied or waived by such date, on such mutually agreeable later date as soon as practicable (and in any event not later than three business days) after the satisfaction or waiver of all conditions (excluding the delivery of any documents to be delivered at the Closing by any of the Parties) set forth in
Article V hereof (the "Closing Date").

         1.3 ACTIONS AT THE CLOSING. At the Closing:

         (a) the Company shall deliver to the Buyer and the Transitory Subsidiary the various certificates, instruments and documents referred to in
Section 5.2;

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         (b) the Buyer and the Transitory Subsidiary shall deliver to the
Company the various certificates, instruments and documents referred to in
Section 5.3;

         (c) the Surviving Corporation shall file with the Secretary of State of the State of Delaware the Certificate of Merger;

         (d) each of the stockholders of record of the Company immediately prior to the Effective Time (the "Company Stockholders") shall deliver to the Buyer the certificate(s) (the "Certificates") representing his, her or its Company Shares (as defined below);

         (e) the Buyer shall deliver certificates for the Initial Shares (as defined below) to each Company Stockholder in accordance with Section 1.5(b); and

         (f) the Buyer, Bruce E. Welty and Glenn D. House, Sr. (each a "Indemnification Representative" and collectively, the "Indemnification Representatives") and State Street Bank and Trust Company (the "Escrow Agent") shall execute and deliver the Escrow Agreement attached hereto as EXHIBIT A (the "Escrow Agreement") and the Buyer shall deliver to the Escrow Agent a certificate for the Escrow Shares (as defined below) being placed in escrow on the Closing Date pursuant to Section 1.9.

         1.4 ADDITIONAL ACTION. The Surviving Corporation may, at any time after the Effective Time, take any action, including executing and delivering any document, in the name and on behalf of either the Company or the Transitory Subsidiary, in order to consummate the Merger.

         1.5 CONVERSION OF SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holder of any of the following securities:

         (a) Each share of common stock, $0.01 par value per share, of the Company ("Company Shares") issued and outstanding immediately prior to the Effective Time (other than Company Shares owned beneficially by the Buyer or the Transitory Subsidiary, Dissenting Shares (as defined below) and Company Shares held in the Company's treasury) shall be converted into and represent the right to receive (subject to the provisions of Section 1.9) such number of shares of common stock, $0.01 par value per share, of the Buyer ("Buyer Common Stock") as is equal to the Conversion Ratio (as defined below).

         (b) The "Conversion Ratio" shall be the result obtained by dividing (i) the Total Buyer Shares (as defined below) by (ii) the sum of (A) the number of outstanding Company Shares immediately prior to the Effective Time and (B) the number of Company Shares issuable upon exercise of all outstanding Options immediately prior to the Effective Time. The "Total Buyer Shares" shall be the lesser of (i) 2,000,000 and (ii) the result obtained by dividing (A) $45,000,000 by (B) the average of the last reported sale prices per share of the Buyer Common Stock on the Nasdaq National Market over the five consecutive trading days ending on the trading day that is two trading days prior to the Closing Date. The Conversion Ratio shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Buyer Common Stock between the date hereof and the Effective Time. Each Company Stockholder shall be entitled to receive immediately 90% of the shares of Buyer Common Stock into which its Company Shares were converted pursuant to this Section 1.5 ("Initial Shares"); the remaining shares of Buyer Common Stock into which such Company Stockholder's Company Shares were converted pursuant to this Section 1.5, rounded to the nearest whole number (the "Escrow Shares"), shall be deposited in escrow pursuant to Section 1.9 and shall be held and disposed of in accordance with the terms of the Escrow Agreement. The Initial Shares and the Escrow Shares shall together be referred to herein as the "Merger Shares."

         (c) Each Company Share held in the Company's treasury immediately prior to the Effective Time and each Company Share owned beneficially by the Buyer or the Transitory Subsidiary shall be cancelled and retired without payment of any consideration therefor.

         (d) Each share of common stock, $.01 par value per share, of the Transitory Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter evidence one share of common stock, $.01 par value per share, of the Surviving Corporation.

         1.6 DISSENTING SHARES.

         (a) For purposes of this Agreement, "Dissenting Shares" means Company Shares held as of the Effective Time by a Company Stockholder who has not voted such Company Shares in favor of the adoption of this Agreement and the Merger and with respect to which appraisal shall have been duly demanded and perfected in accordance with Section 262 of the Delaware General Corporation Law and not effectively withdrawn or forfeited prior to the Effective Time. Dissenting Shares shall not be converted into or represent the right to receive Merger Shares, unless such Company Stockholder shall have forfeited his, her or its right to appraisal under the Delaware General Corporation Law or properly withdrawn, his, her or its demand for appraisal. If such Company Stockholder has so forfeited or withdrawn his, her or its right to appraisal of Dissenting Shares, then (i) as of the occurrence of such event, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the Merger Shares issuable in respect of such Company Shares pursuant to Section 1.5, and (ii) as soon as practicable following the occurrence of such event, the Buyer shall deliver to such Company Stockholder a certificate representing the Initial Shares to which such holder is entitled pursuant to Section 1.5 (which shares shall be considered Initial Shares for all purposes of this Agreement) and shall deliver to the Escrow Agent a certificate representing the remaining Merger Shares to which such holder is entitled pursuant to Section 1.5 (which shares shall be considered Escrow Shares for all purposes of this Agreement).

         (b) The Company shall give the Buyer (i) prompt notice of any written demands for appraisal of any Company Shares, withdrawals of such demands, and any other instruments that relate to such demands received by the Company and
(ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the Delaware General Corporation Law. The Company shall not, except with the prior written consent of the Buyer, make any payment with respect to any demands for appraisal of Company Shares or offer to settle or settle any such demands.

         1.7 FRACTIONAL SHARES. No certificates or scrip representing fractional Initial Shares shall be issued to former Company Stockholders upon the surrender for exchange of the

Certificates, and such former Company Stockholders shall not be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a stockholder of the Buyer with respect to any fractional Initial Shares that would have otherwise been issued to such former Company Stockholders. In lieu of any fractional Initial Shares that would have otherwise been issued, each former Company Stockholder that would have been entitled to receive a fractional Initial Share shall, upon proper surrender of such person's Certificates, receive such whole number of Initial Shares as is equal to the precise number of Initial Shares to which such person would be entitled, rounded up to the nearest whole number.

         1.8 OPTIONS.

         (a) As of the Effective Time, the Company's 1996 Stock Option Plan, as adopted on June 12, 1996 (the "Option Plan"), and all options to purchase Company Shares issued by the Company pursuant to its Option Plan or otherwise ("Options"), whether vested or unvested, shall be assumed by the Buyer. Immediately after the Effective Time, each Option outstanding immediately prior to the Effective Time shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Option at the Effective Time, such number of shares of Buyer Common Stock as is equal to the number of Company Shares subject to the unexercised portion of such Option multiplied by the Conversion Ratio (with any fraction resulting from such multiplication to be rounded down to the nearest whole number). The exercise price per share of each such assumed Option shall be equal to the exercise price of such Option immediately prior to the Effective Time, divided by the Conversion Ratio (rounded up to the nearest whole cent). The term, exercisability, vesting schedule, status as an "incentive stock option" under Section 422 of the Code, if applicable, and all of the other terms of the Options shall otherwise remain unchanged.

         (b) As soon as practicable after the Effective Time, the Buyer or the Surviving Corporation shall deliver to the holders of Options a notice setting forth a brief statement of such holders' rights pursuant to such Options, as amended by this Section 1.8, and the agreements evidencing such Options shall continue in effect on the same terms and conditions (subject to the amendments provided for in this Section 1.8 and such notice).

         (c) The Buyer shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Buyer Common Stock for delivery upon exercise of the Options assumed in accordance with this Section 1.8. As soon as practicable after the Buyer files a Registration Statement on Form S-8 (or any successor form) under the Securities Act of 1933 (as amended, the "Securities Act") with respect to its 1997 Incentive and Non-Qualified Stock Option Plan, the Buyer shall file a Registration Statement on Form S-8 (or any successor form) under the Securities Act with respect to all shares of Buyer Common Stock subject to such Options that may be registered on a Form S-8, and shall use its Reasonable Best Efforts (as defined below) to maintain the effectiveness of such Registration Statement for so long as such Options remain outstanding. The Buyer shall use all reasonable efforts to cause the shares of Buyer Common Stock subject to Options to be listed on the Nasdaq National Market.

         (d) The Company shall obtain, prior to the Closing, the written consent from each holder of an Option to the amendment of such Option pursuant to this
Section 1.8 (unless such consent is not required under the terms of the applicable agreement, instrument or plan).

         1.9 ESCROW.

         (a) On the Closing Date, the Buyer shall deliver to the Escrow Agent a certificate (issued in the name of the Escrow Agent or its nominee) representing the Escrow Shares, as described in Section 1.5, for the purpose of securing the indemnification obligations of the Indemnifying Stockholders (as defined in Section 6.1) set forth in this Agreement. The Escrow Shares shall be held by the Escrow Agent under the Escrow Agreement pursuant to the terms thereof. The Escrow Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party, and shall be held and disbursed solely for the purposes and in accordance with the terms of the Escrow Agreement.

         (b) The adoption of this Agreement and the approval of the Merger by the Company Stockholders shall constitute approval of the Escrow Agreement and of all of the arrangements relating thereto, including without limitation the placement of the Escrow Shares in escrow and the appointment of the Indemnification Representatives.

         1.10 CERTIFICATE OF INCORPORATION AND BY-LAWS.

         (a) The Certificate of Incorporation of the Surviving Corporation immediately following the Effective Time shall be the same as the Certificate of Incorporation of the Transitory Subsidiary immediately prior to the Effective Time, except that (1) the name of the corporation set forth therein shall be changed to the name of the Company and (2) the identity of the incorporator shall be deleted.

         (b) The By-Laws of the Surviving Corporation immediately following the Effective Time shall be the same as the By-Laws of the Transitory Subsidiary immediately prior to the Effective Time, except that the name of the corporation set forth therein shall be changed to the name of the Company.

         1.11 NO FURTHER RIGHTS. From and after the Effective Time, no Company Shares shall be deemed to be outstanding, and holders of Certificates shall cease to have any rights with respect thereto, except as provided herein or by law.

         1.12 CLOSING OF TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Shares shall thereafter be made. If, after the Effective Time, Certificates are presented to the Buyer or the Surviving Corporation they shall be cancelled and exchanged for Initial Shares in accordance with Section 1.5, subject to Section
1.9 and to applicable law in the case of Dissenting Shares.

         1.13 TAX AND ACCOUNTING CONSEQUENCES. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of
Section 368(a) of the Code (and this Agreement is intended to constitute a plan of reorganization for purposes of Section 368(a) of the Code).

         1.14 CLOSING DATE STOCK SCHEDULE. On the Closing Date, the Buyer and the Company shall each have reviewed and approved a schedule (the "Closing Date Stock Schedule") reflecting, as of the Effective Time (i) for each holder of Company Shares, the number of

Company Shares held by such holder, the aggregate number of shares of Buyer Common Stock to which such holder is entitled to receive in the Merger, the number of Initial Shares to be delivered to such holder in accordance with
Section 1.5(b) and the number of Escrow Shares to be delivered to the Escrow Agent in accordance with Section 1.5(b), and (ii) for each holder of an Option, the number of Company Shares issuable upon such holder's exercise of any such Option immediately prior to the Effective Time (together with the per share exercise price thereof) and the number of shares of Buyer Common Stock issuable upon such holder's exercise of any such Option immediately following the Effective Time (together with the per share exercise price thereof).

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Buyer that the statements contained in this Article II are true and correct, except as set forth in the disclosure schedule provided by the Company to the Buyer on the date hereof and accepted in writing by the Buyer (the "Company Disclosure Schedule"); provided that disclosures contained in the Company Disclosure Schedule shall not qualify, in any respect, Section 2.2(b) below. The Company Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II (other than Section 2.2(b) below), and the disclosures in any paragraph of the Company Disclosure Schedule shall qualify other paragraphs in this Article II only to the extent it is clear from a reading of the disclosure that such disclosure is applicable to such other paragraphs. For purposes of this Article II, the phrase "to the knowledge of the Company" or any phrase of similar import shall be deemed to refer to the actual personal knowledge of Bruce E. Welty, Glenn D. House, Sr., David M. Habib, Bernard J. Hydock, Paul F. Carmichael, Richard F. von Hirschberg, Matthew Bilodeau and Michael Johnson.

         2.1 ORGANIZATION, QUALIFICATION AND CORPORATE POWER. The Company is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the State of Delaware. The Company is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect (as defined below). The Company has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has furnished to the Buyer complete and accurate copies of its Certificate of Incorporation and By-Laws. The Company is not in default under or in violation of any provision of its Certificate of Incorporation or By-Laws. For purposes of this Agreement, "Company Material Adverse Effect" means a material adverse effect on the assets, business, financial condition or results of operations of the Company.

         2.2 CAPITALIZATION.

         (a) The authorized capital stock of the Company consists of (i) 8,000,000 Company Shares, of which, as of the date of this Agreement, 4,124,170 shares are issued and outstanding, (ii) 2,000,000 shares of undesignated preferred stock, of which, as of the date of this

Agreement, no shares are issued and outstanding. There are no shares of the Company's capital stock held in the treasury of the Company. The Company has reserved an aggregate of 1,749,883 Company Shares for issuance pursuant to the Option Plan, of which 305,800 shares have been issued and are outstanding, 695,710 shares are subject to outstanding Options and 748,373 shares are reserved for future option grants or issuance. Section 2.2 of the Company Disclosure Schedule sets forth a complete and accurate list of (i) all stockholders of the Company, indicating the number of Company Shares held by each stockholder, (ii) all outstanding Options, indicating (A) the holder thereof, (B) the number and class or series of Company Shares subject to each Option, (C) the exercise price, date of grant, vesting schedule and expiration date for each Option, and (D) any terms regarding the acceleration of vesting, and (iii) all stock option plans and other stock or equity-related plans of the Company. All of the issued and outstanding Company Shares are, and all Company Shares that may be issued upon exercise of Options will be (upon issuance in accordance with their terms), duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. Other than the Options listed in Section 2.2 of the Company Disclosure Schedule, there are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance or redemption of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. There are no agreements to which the Company is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under the Securities Act, or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or "drag-along" rights) of any securities of the Company. To the knowledge of the Company, there are no agreements among other parties, to which the Company is not a party and by which it is not bound, with respect to the voting (including without limitation voting trusts or proxies) or sale or transfer (including without limitation agreements relating to rights of first refusal, co-sale rights or "drag-along" rights) of any securities of the Company. All of the issued and outstanding Company Shares were issued in compliance with applicable federal and state securities laws.

         (b) Notwithstanding any disclosure in the Company Disclosure Schedule (which disclosure shall not qualify this Section 2.2(b) in any respect) the Company (i) has no obligation, agreement, arrangement, understanding, contract, covenant or promise to issue any shares of its capital stock, options or warrants to Key Handling Systems, Inc. or KeyOneSource.com (collectively, "Key"); (ii) has no obligation or liability to make any payments to Key, including without limitation, as a result of, or in connection with, the consummation of the Merger and the transactions contemplated hereby; and (iii) has no obligation or liability to refund to NFI Industries, Inc. ("NFI") any license fees or other monies paid by NFI to the Company in connection with that certain Addendum A to Software Services Agreement annexed to that certain Software Services Agreement, dated January 29, 2000, by and between the Company and NFI (the "NFI Services Agreement").

         2.3 AUTHORIZATION OF TRANSACTION. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and, subject to the adoption of this Agreement and the approval of the Merger by the holders of at least a majority of the Company Shares entitled to vote on this Agreement and the Merger (the "Requisite Stockholder Approval"), the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. Without limiting the generality of the foregoing, the Board of Directors of the Company, at a meeting duly called and held, by the unanimous vote of all directors (i) determined that the Merger is fair and in the best interests of the Company and its stockholders, (ii) adopted this Agreement in accordance with the provisions of the Delaware General Corporation Law, and (iii) directed that this Agreement and the Merger be submitted to the stockholders of the Company for their adoption and approval and resolved to recommend that the stockholders of Company vote in favor of the adoption of this Agreement and the approval of the Merger. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and the availability of equitable remedies may be limited by equitable principles of general applicability.

         2.4 NONCONTRAVENTION. Subject to the filing of the Certificate of Merger as required by the Delaware General Corporation Law, neither the execution and delivery by the Company of this Agreement, nor the consummation by the Company of the transactions contemplated hereby, will (a) conflict with or violate any provision of the Certificate of Incorporation or By-Laws of the Company, (b) require on the part of the Company any filing with, or any permit, authorization, consent or approval of, any court, arbitration tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "Governmental Entity"), (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Company is a party or by which the Company is bound or to which any of their assets is subject, (d) result in the imposition of any Security Interest (as defined below) upon any assets of the Company or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of the Company's properties or assets. For purposes of this Agreement: "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law), other than (i) mechanic's, materialmen's, and similar liens, (ii) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation, and (iii) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the Ordinary Course of Business (as defined below) of the Company and not material to the Company; and "Ordinary Course of Business" means the ordinary course of the Company's business, consistent with past custom and practice (including with respect to frequency and amount).

         2.5 SUBSIDIARIES. The Company does not own, directly or indirectly, an equity interest in any corporation, partnership, joint venture or any other entity representing 50% or more of the capital stock thereof or other equity interests therein.

         2.6 FINANCIAL STATEMENTS. The Company has provided to the Buyer (a) the audited consolidated balance sheets and statements of income, changes in stockholders' equity and cash flows of the Company as of and for each of the fiscal years ended December 31, 1998 and 1999; and (b) the unaudited consolidated balance sheet and statements of income as of and for the eleven months ended as of November 30, 2000 (the "Most Recent Balance Sheet Date"). Such financial statements (collectively, the "Financial Statements") have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered thereby, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of the Company; PROVIDED, HOWEVER, that the Financial Statements referred to in clause (b) above are subject to normal recurring year-end adjustments (which will not be material) and do not include footnotes.

         2.7 ABSENCE OF CERTAIN CHANGES. Since the Most Recent Balance Sheet Date, (a) there has occurred no event or development which has had, or could reasonably be expected to have in the future, a Company Material Adverse Effect, and (b) the Company has not taken any of the actions set forth in paragraphs (a) through (o) of Section 4.4.

         2.8 UNDISCLOSED LIABILITIES. The Company has no liabilities (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the balance sheet referred to in clause (b) of Section 2.6 (the "Most Recent Balance Sheet"), (b) contractual liabilities (other than claims for breach of contract, breach of warranty or tort) which have arisen since the Most Recent Balance Sheet Date in the Ordinary Course of Business and (c) contractual liabilities (other than claims for breach of contract, breach of warranty or tort) incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet.

         2.9 TAX MATTERS.

         (a) For purposes of this Agreement, the following terms shall have the following meanings:

             (i) "Taxes" means all taxes, charges, fees, levies or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, unemployment insurance, social security, business license, business organization, environmental, workers compensation, payroll, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits, customs, duties, franchise and other taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof.

             (ii) "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

         (b) The Company has filed on a timely basis all Tax Returns that it was required to file, and all such Tax Returns were complete and accurate in all material respects. The Company is not and has never been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns. The Company has paid on a timely basis all Taxes that were due and payable as reflected on its Tax Returns, other than those contested in good faith. The unpaid Taxes of the Company for tax periods through the Most Recent Balance Sheet Date do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Most Recent Balance Sheet. The Company has no actual or potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included the Company during a prior period) other than the Company. All Taxes that the Company is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity.

         (c) The Company has delivered to the Buyer complete and accurate copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company since January 1, 1997. The federal income Tax Returns of the Company have been audited by the Internal Revenue Service or are closed by the applicable statute of limitations for all taxable years through the taxable year specified in Section 2.9(c) of the Company Disclosure Schedule. No examination or audit of any Tax Return of the Company by any Governmental Entity is currently in progress or, to the knowledge of the Company, threatened or contemplated. The Company has never been informed by any jurisdiction that the jurisdiction believes that the Company was required to file any Tax Return that was not filed. The Company has never waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

         (d) The Company: (i) is not and has never been a "consenting corporation" within the meaning of Section 341(f) of the Code, and none of the assets of the Company is subject to an election under Section 341(f) of the Code; (ii) has never been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code; (iii) has never made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that may be treated as an "excess parachute payment" under Section 280G of the Code; (iv) has no any actual or potential liability for any Taxes of any person (other than the Company) under Treasury Regulation Section 1.1502-6 (or any similar provision of federal, state, local, or foreign law), or as a transferee or successor, by contract, or otherwise; or (v) is or has been required to make a basis reduction pursuant to Treasury Regulation Section 1.1502-20(b) or Treasury Regulation Section 1.337(d)-2(b).

         (e) The Company has never undergone a change in its method of accounting resulting in an adjustment to its taxable income pursuant to Section 481 of the Code.

         (f) No state or federal "net operating loss" of the Company determined as of the Closing Date is subject to limitation on its use pursuant to Section 382 of the Code or comparable provisions of state law as a result of any "ownership change" within the meaning of Section 382(g) of the Code or comparable provisions of any state law occurring prior to the Closing Date.

         (g) At all times since the Company's inception, for federal income tax purposes, the Company has validly been treated as an "S corporation" within the meaning of Section 1361(a) of the Code and has validly been treated in a similar manner for purposes of the income tax laws of all states in which it has been subject to taxation. The Company has never had any "net unrealized built-in gain" within the meaning of
Section 1374(d) of the Code that would give rise to taxation pursuant to Section 1374 of the Code (or comparable provisions of state law) if all of the assets of the Company were disposed of as of the end of the day immediately preceding the Closing Date at their respective fair market values.

         2.10 ASSETS. The Company owns or leases all tangible assets necessary for the conduct of its businesses as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used. No asset of the Company (tangible or intangible) is subject to any Security Interest. All of the tangible assets of the Company are located at the offices of the Company at 725 Canton Street, Norwood, Massachusetts.

         2.11 REAL PROPERTY. The Company does not own any interest in any real property (other than leasehold interests disclosed under Section 2.12 herein).

         2.12 REAL PROPERTY LEASES. Section 2.12 of the Company Disclosure Schedule lists all real property leased or subleased to or by the Company and lists the term of such lease, any extension and expansion options, and the rent payable thereunder. The Company has delivered to the Buyer complete and accurate copies of the leases and subleases (as amended to date) listed in Section 2.12 of the Company Disclosure Schedule. With respect to each lease and sublease listed in Section 2.12 of the Company Disclosure Schedule:

         (a) the lease or sublease is legal, valid, binding, enforceable and in full force and effect;

         (b) the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing;

         (c) neither the Company nor, to the knowledge of the Company, any other party, is in breach or violation of, or default under, any such lease or sublease, and no event has occurred, is pending or, to the knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Company or, to the knowledge of the Company, any other party under such lease or sublease;

         (d) the Company has never assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold; and

         (e) the Company is not aware of any Security Interest, easement, covenant or other restriction applicable to the real property subject to such lease, except for recorded easements, covenants and other restrictions which do not materially impair the current uses or the occupancy by the Company of the property subject thereto.

         2.13 INTELLECTUAL PROPERTY.

         (a) The Company owns all right, title and interest (free and clear of all Security Interests) or possesses adequate third-party licenses or other valid rights to use all Intellectual Property (as defined below) necessary (i) to use, manufacture, market and distribute the products currently manufactured, marketed, sold or licensed or currently planned by the Company to be manufactured, marketed, sold or licensed, and to provide the services provided or currently planned by the Company to be provided, by the Company to other parties (together, the "Customer Deliverables") or (ii) to operate the Company's internal systems that are material to the business or operations of the Company as the business of the Company is currently conducted or planned to be conducted, including, without limitation, computer hardware systems, software applications and embedded systems (the "Internal Systems"; the Intellectual Property owned by or licensed to the Company and incorporated in or underlying the Customer Deliverables or the Internal Systems is referred to herein as the "Company Intellectual Property"). Each item of Company Intellectual Property will be owned or available for use by the Surviving Corporation immediately following the Closing on substantially identical terms and conditions as it was immediately prior to the Closing. The Company has taken reasonable steps in accordance with normal industry practice to protect the proprietary nature of each item of Company Intellectual Property and to maintain in confidence all trade secrets and confidential information that it owns or uses. To the knowledge of the Company, (a) no other person or entity has any rights to any of the Company Intellectual Property owned by the Company (except pursuant to agreements granted in the Ordinary Course of Business), and (b) no other person or entity is infringing, violating or misappropriating any of the Company Intellectual Property. For purposes of this Agreement, "Intellectual Property" means all (i) patents and patent applications, (ii) copyrights and registrations thereof, (iii) computer software, data and documentation, (iv) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information,
(v) trademarks, service marks, trade names, domain names and applications and registrations therefor and (vi) other proprietary rights relating to any of the foregoing. Section 2.13(a) of the Company Disclosure Schedule lists each patent, patent application, copyright registration or application therefor, and trademark, service mark and domain name registration or application therefor of the Company.

         (b) None of the products manufactured, marketed, sold or licensed, or the services provided, by the Company to other parties, or the marketing, distribution, provision or use thereof, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any person or entity. To the knowledge of the Company, none of the Internal Systems, or the use thereof, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any person or entity. Section 2.13(b) of the Company Disclosure Schedule lists any complaint, claim or notice, or written threat thereof, received by the Company alleging any such infringement, violation or misappropriation; and the Company has provided to the Buyer complete and accurate copies of all written documentation in the possession of the Company relating to any such complaint, claim, notice or threat. The Company has provided to the Buyer complete and accurate copies of all written documentation in the Company's possession relating to claims or disputes known to the Company concerning any Company Intellectual Property.

         (c) Section 2.13(c) of the Company Disclosure Schedule identifies each license or other agreement (or type of license or other agreement) pursuant to which the Company has licensed, distributed or otherwise granted any rights to any third party with respect to, any Company Intellectual Property, other than non-exclusive licenses granted to customers of the Company in connection with sales of products in the Ordinary Course of Business prior to January 1, 1998.

         (d) Section 2.13(d) of the Company Disclosure Schedule identifies each item of Company Intellectual Property that is owned by a party other than the Company, and the license or agreement pursuant to which the Company uses it (excluding off-the-shelf software programs licensed by the Company pursuant to "shrink wrap" licenses).

         (e) The Company has never disclosed the source code for any of the software owned by the Company (the "Software") or other confidential information constituting, embodied in or pertaining to the Software to any person or entity, other than (i) pursuant to the agreements listed in Section 2.13(e) of the Company Disclosure Schedule or (ii) prior to January 1, 1998 pursuant to an agreement with a third party obligated (A) to use such source code or information solely in connection with the installation and/or support of the Company's products and (B) to maintain the confidentiality of such source code or information, and the Company has taken reasonable measure to prevent disclosure of such source code.

         (f) All of the copyrightable materials (including Software) incorporated in or bundled with the Customer Deliverables have been created by employees of the Company within the scope of their employment by the Company or by independent contractors of the Company who have executed agreements assigning all right, title and interest in such copyrightable materials to the Company. To the extent that any Intellectual Property has been developed or created by a third party for the Company, the Company has a written agreement with such third party with respect thereto, and the Company thereby either (i) has obtained ownership of, and is the exclusive owner of, or (ii) has obtained a license (sufficient for the conduct of its business as currently conducted or currently planned by the Company to be conducted) to all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment.

         (g) To the knowledge of the Company, the Customer Deliverables and the Internal Systems are free from significant defects or programming errors and conform in all material respects to the written documentation and specifications therefor.

         2.14 INVENTORY. All inventory of the Company, if any, whether or not reflected on the Most Recent Balance Sheet, consists of a quality and quantity usable and saleable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written-off or written-down to net realizable value on the Most Recent Balance Sheet.

         2.15 CONTRACTS.

         (a) Section 2.15 of the Company Disclosure Schedule lists the following agreements (written or oral) to which the Company is a party as of the date of this Agreement:

             (i) any agreement (or group of related agreements) for the lease of personal property from or to third parties providing for lease payments in excess of $20,000 per annum or having a remaining term longer than 12 months;

             (ii) any agreement (or group of related agreements) for the purchase or sale or license of products or for the furnishing or receipt of services (A) which calls for performance over a period of more than one year,
(B) which involves more than the sum of $20,000, or (C) in which the Company has granted manufacturing rights, "most favored nation" pricing provisions or marketing or distribution rights relating to any products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

             (iii) any agreement establishing a partnership or joint venture;

             (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) involving more than $20,000 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

             (v) any agreement concerning confidentiality or noncompetition;

             (vi) any employment or consulting agreement;

             (vii) any agreement involving any officer, director or stockholder of the Company or any affiliate (an "Affiliate"), as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), thereof;

             (viii) any agreement under which the consequences of a default or termination would reasonably be expected to have a Company Material Adverse Effect;

             (ix) any agreement which contains any provisions requiring the Company to indemnify any other party thereto (excluding indemnities contained in agreements for the purchase, sale or license of products entered into in the Ordinary Course of Business);

             (x) any other oral agreement, arrangement, understanding, contract, covenant or promise with a customer of the Company relating to the sale or license of products or performance of services or support, by which the Company is bound; and

             (xi) any other agreement (or group of related agreements), either involving more than $20,000 or not entered into in the Ordinary Course of Business.

         (b) The Company has delivered to the Buyer a complete and accurate copy of each agreement listed in Section 2.13 or Section 2.15 of the Company Disclosure Schedule. With respect to each agreement so listed: (i) the agreement is legal, valid, binding and enforceable and in full force and effect, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and the availability of equitable remedies may be limited by equitable principles of general applicability;

(ii) the agreement will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and the availability of equitable remedies may be limited by equitable principles of general applicability; and (iii) neither the Company nor, to the knowledge of the Company, any other party, is in breach or violation of, or default under, any such agreement, and no event has occurred, is pending or, to the knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Company or, to the knowledge of the Company, any other party under such contract.

         2.16 ACCOUNTS RECEIVABLE. All accounts receivable of the Company reflected on the Most Recent Balance Sheet are valid receivables subject to no setoffs or counterclaims and are current and collectible (within 180 days after the date on which it first became due and payable), net of the applicable reserve for bad debts on the Most Recent Balance Sheet. All accounts receivable reflected in the financial or accounting records of the Company that have arisen since the Most Recent Balance Sheet Date are valid receivables subject to no setoffs or counterclaims and are collectible (within 180 days after the date on which it first became due and payable), net of a reserve for bad debts in an amount proportionate to the reserve shown on the Most Recent Balance Sheet.

         2.17 POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of the Company.

         2.18 INSURANCE. Section 2.18 of the Company Disclosure Schedule lists each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Company is a party. There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy. All premiums due and payable under all such policies have been paid, the Company is not liable for retroactive premiums or similar payments, and the Company is otherwise in compliance in all material respects with the terms of such policies. The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any such policy. Each such policy will continue to be enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing.

         2.19 LITIGATION. There is no action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity or before any arbitrator (a "Legal Proceeding") which is pending or has been threatened in writing against the Company.

         2.20 WARRANTIES. No product or service manufactured, sold, leased, licensed or delivered by the Company on or after January 1, 1998, or to the knowledge of the Company prior to January 1, 1998, is subject to any guaranty, warranty, right of return, right of credit or other indemnity other than (i) the applicable standard terms and conditions of sale or lease of the Company, which are set forth in Section 2.20 of the Company Disclosure Schedule and (ii) manufacturers' warranties for which neither the Company has any liability. Section 2.20 of the Company Disclosure Schedule sets forth the aggregate expenses incurred by the Company in fulfilling its obligations under its guaranty, warranty, right of return and indemnity provisions during each of the fiscal years and the interim period covered by the Financial Statements.

         2.21 EMPLOYEES.

             (a) Section 2.21(a) of the Company Disclosure Schedule contains a list of all employees of the Company, along with the position and the annual rate of compensation of each such person. Each such employee has entered into a Noncompetition, Nondisclosure and Inventions Agreement with the Company, a copy of which has previously been delivered to the Buyer. Section 2.21 of the Company Disclosure Schedule contains a list of all employees of the Company who are a party to a non-competition agreement with the Company; copies of such agreements have previously been delivered to the Buyer. To the knowledge of the Company, no employee or group of employees has any plans to terminate employment with the Company.

             (b) Section 2.21(b) of the Company Disclosure Schedule sets forth a list of all employees of the Company who hold a temporary work authorization, including without limitation H-1B, F-1 or J-1 visas or work authorizations (the "Work Permits"), setting forth the name of the employees, the type of Work Permit and the length of time remaining on such Work Permit. With respect to each Work Permit, all of the information that the Company provided to the Department of Labor and the Immigration and Naturalization Service (the "INS") in the application for such Work Permit was, to the Company's knowledge, true and complete at the time of filing and is, to the Company's knowledge, true and complete as of the date hereof. The Company received the appropriate notice of approval from the INS with respect to each such Work Permit. The Company has not received any notice from the INS or any other governmental authority that any Work Permit has been revoked. There is no action pending or threatened in writing to revoke or adversely modify the terms of any of the Work Permits.

             (c) The Company is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Company has no knowledge of any organizational effort made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to employees of the Company.

        2.22 EMPLOYEE BENEFITS.

             (a) Section 2.22(a) of the Company Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans (as defined below) maintained, or contributed to, by the Company. Complete and accurate copies of all Employee Benefit Plans have been delivered to the Buyer. The Company has complied in all material respects, in the administration and operation of each Employee Benefit Plan, with the terms of any such plans and the requirements of applicable law (including without limitation the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code and the regulations thereunder). The Company has no monetary liability under any Employee Benefit Plan, except for those set forth on the Most Recent Balance Sheet or those that have arisen since the date of the Most Recent Balance Sheet in the Ordinary Course of Business. "Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of ERISA), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation.

             (b) All the Employee Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Employee Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and revocation has not been threatened, and no such Employee Benefit Plan has been amended or operated since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification or materially increase its cost. Each Employee Benefit Plan which is required to satisfy Section 401(k)(3) or Section 401(m)(2) of the Code has been tested for compliance with, and satisfies the requirements of, Section 401(k)(3) and Section 401(m)(2) of the Code for each plan year ending prior to the Closing Date.

             (c) There are no unfunded obligations under any Employee Benefit Plan providing benefits after termination of employment to any employee of the Company (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under Section 4980B of the Code or other applicable law and insurance conversion privileges under state law. The assets of each Employee Benefit Plan which is funded are reported at their fair market value on the books and records of such Employee Benefit Plan.

             (d) Each Employee Benefit Plan is amendable and terminable unilaterally by the Company at any time without liability to the Company as a result thereof and no Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company from amending or terminating any such Employee Benefit Plan.

             (e) Section 2.22(e) of the Company Disclosure Schedule discloses each: (i) agreement with any stockholder, consultant, director, officer or other employee of the Company (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such consultant, director, officer or employee; (ii) agreement, plan or arrangement under which any person may receive payments from the Company that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; and (iii) agreement or plan binding the Company, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan or Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

             (f) Section 2.22(f) of the Company Disclosure Schedule sets forth the policy of the Company with respect to accrued vacation, accrued sick time and earned time-off and the amount of such liabilities as of January 1, 2001.

         2.23 ENVIRONMENTAL MATTERS. The Company has complied with all applicable Environmental Laws (as defined below). There is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company. For purposes of this Agreement, "Environmental Law" means any federal, state or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation, administrative decision or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine life and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels, containers, abandoned or discarded barrels, and other closed receptacles; (vii) health and safety of employees and other persons; and (viii) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used above, the terms "release" and "environment" shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"). The Company has no liability or remediation obligation under any federal, state or local law, rule or regulation or the common law relating to the production or clean-up of the environment.

         2.24 LEGAL COMPLIANCE. The Company, and the conduct and operations of its business, is in compliance with each applicable law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

         2.25 CUSTOMERS AND SUPPLIERS. Section 2.25 of the Company Disclosure Schedule sets forth a list of (a) each customer of the Company during the last full fiscal year or the interim period through the Most Recent Balance Sheet Date and the amount of revenues accounted for by such customer during each such period and (b) each supplier that is the sole supplier of any significant product to the Company. No such customer or supplier has advised the Company in writing within the past year that it will stop, or decrease the rate of, buying products or supplying products, as applicable, to the Company. To the knowledge of the Company, no unfilled customer order or commitment obligating the Company to process, manufacture or deliver products or perform services is reasonably expected to result in a loss to the Company upon completion of performance.

         2.26 PERMITS. Section 2.26 of the Company Disclosure Schedule sets forth a list of all permits, licenses, registrations, certificates, orders or approvals from any Governmental Entity (including without limitation those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property) ("Permits") issued to or held by the Company. Such listed Permits are the only Permits that are required for the Company to conduct its business as presently conducted or as proposed to be conducted, except for those the absence of which, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. Each such Permit is in full force and effect and, to the knowledge of the Company, no suspension or cancellation of such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration. Each such Permit will continue in full force and effect immediately following the Closing.

         2.27 CERTAIN BUSINESS RELATIONSHIPS WITH AFFILIATES. No Affiliate of the Company (a) owns any property or right, tangible or intangible, which is used in the business of the Company, (b) has any claim or cause of action against the Company, or (c) owes any money to, or is owed any money by, the Company. Section 2.27 of the Company Disclosure Schedule describes any material transactions or contractual relationships between the Company and any Affiliate thereof which have occurred or existed since January 1, 1998.

         2.28 BROKERS' FEES. Except with respect to the fees and expenses payable to Covington Associates pursuant to its letter of agreement with the Company, dated as of September 14, 2000, the Company has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

         2.29 BOOKS AND RECORDS. The minute books and other similar records of the Company contain complete and accurate records of all actions taken at any meetings of the Company's stockholders, Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting. The books and records of the Company accurately reflect in all material respects the assets, liabilities, business, financial condition and results of operations of the Company and have been maintained in accordance with good business and bookkeeping practices.

         2.30 DISCLOSURE. No representation or warranty by the Company contained in this Agreement, and no statement contained in the Company Disclosure Schedule or any other document, certificate or other instrument delivered or to be delivered by or on behalf of the Company pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, when read together in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER
                          AND THE TRANSITORY SUBSIDIARY

         Each of the Buyer and the Transitory Subsidiary represents and warrants to the Company as follows:

         3.1 ORGANIZATION, QUALIFICATION AND CORPORATE POWER. Each of the Buyer and the Transitory Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. The Buyer is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing would not have a Buyer Material Adverse Effect (as defined below). The Buyer has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Buyer has furnished to the Company complete and accurate copies of its Certificate of Incorporation and By-Laws. For purposes of this Agreement, "Buyer Material Adverse Effect" means a material adverse effect on the assets, business, condition (financial or otherwise), results of operations of the Buyer and its subsidiaries, taken as a whole, PROVIDED, HOWEVER, that a decline in the trading price of the Buyer Common Stock on the Nasdaq National Market shall not, in and of itself, constitute a Buyer Material Adverse Effect.

         3.2 CAPITALIZATION. The authorized capital stock of the Buyer consists of (a) 150,000,000 shares of Buyer Common Stock, of which 43,007,762 shares were issued and outstanding as of October 15, 2000, and (b) 20,000,000 shares of Preferred Stock, $.01 par value per share, of which no shares are issued or outstanding. All of the issued and outstanding shares of Buyer Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. All of the Merger Shares will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights.

         3.3 AUTHORIZATION OF TRANSACTION. Each of the Buyer and the Transitory Subsidiary has all requisite power and authority to execute and deliver this Agreement and (in the case of the Buyer) the Escrow Agreement and to perform its obligations hereunder and thereunder. The execution and delivery by the Buyer and the Transitory Subsidiary of this Agreement and (in the case of the Buyer) the Escrow Agreement and the consummation by the Buyer and the Transitory Subsidiary of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer and Transitory Subsidiary, respectively. This Agreement has been duly and validly executed and delivered by the Buyer and the Transitory Subsidiary and constitutes a valid and binding obligation of the Buyer and the Transitory Subsidiary, enforceable against them in accordance with its terms.

         3.4 NONCONTRAVENTION. Subject to compliance with the applicable requirements of the Securities Act and any applicable state securities laws, the Exchange Act and the filing of the Certificate of Merger as required by the Delaware General Corporation Law, neither the execution and delivery by the Buyer or the Transitory Subsidiary of this Agreement or (in the case of the Buyer) the Escrow Agreement, nor the consummation by the Buyer or the Transitory Subsidiary of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the charter or By-Laws of the Buyer or the Transitory Subsidiary, (b) require on the part of the Buyer or the Transitory Subsidiary any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in breach of, constitute

(with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Buyer or the Transitory Subsidiary is a party or by which either is bound or to which any of their assets are subject, except any such conflict, breach, default, acceleration, right, notice, waiver or consent which would not, individually or in the aggregate, constitute a Buyer Material Adverse Effect, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or the Transitory Subsidiary or any of their properties or assets.

         3.5 REPORTS AND FINANCIAL STATEMENTS.

             (a) Buyer has filed all forms, reports and documents required to be filed by Buyer under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act after August 4, 2000 with the Securities and Exchange Commission (the "SEC"), and has made available to the Company such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that Buyer may file subsequent to the date hereof until the Closing) are referred to herein as the "Buyer Reports". As of their respective filing dates, the Buyer Reports (i) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder applicable to such Buyer Reports and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

             (b) Each of the consolidated financial statements of Buyer (including, in such case, the notes thereto) included in the Prospectus of the Buyer filed with the SEC on August 4, 2000 pursuant to Rule 424 under the Securities Act (the "Prospectus") or in the Buyer Reports, including each such Buyer Report filed after the date hereof until the Closing, (i) complied as to the form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated therein or in the notes thereto or, in the case of unaudited statements, as may be permitted by the SEC), (iii) fairly presented in all material respects the consolidated financial position of Buyer as at the respective dates thereof and the consolidated results of operations and cash flows of the Buyer as of the respective dates thereof and for the periods referred to therein (subject, in the case of unaudited financial statements, to normal audit adjustments), and (iv) are consistent with the books and records of the Buyer. There has been no material change in Buyer's accounting policies except as described in the notes to the consolidated financial statements of the Buyer.

         3.6 ABSENCE OF MATERIAL ADVERSE CHANGE. Since September 30, 2000, there has occurred no event or development which has had, or could reasonably be expected to have in the future, a Buyer Material Adverse Effect.

         3.7 LITIGATION. Except as disclosed in the Prospectus or the Buyer Reports, as of the date of this Agreement, there is no Legal Proceeding which is pending or, to the Buyer's knowledge, threatened against the Buyer or any subsidiary of the Buyer which, if determined adversely to the Buyer or such subsidiary, could have, individually or in the aggregate, a Buyer Material Adverse Effect or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

         3.8 INTERIM OPERATIONS OF THE TRANSITORY SUBSIDIARY. The Transitory Subsidiary was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has engaged in no business activities other than as contemplated by this Agreement.

         3.9 BROKERS' FEES. Except as provided in Section 4.7 with respect to a financial advisor to the Company, neither the Buyer nor the Transitory Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

         3.10 REORGANIZATION. Neither Buyer nor Transitory Subsidiary nor any Affiliate of Buyer or Transitory Subsidiary has taken or agreed to take any action which would reasonably be expected to cause the Merger to fail to qualify as a tax free reorganization within the meaning of Section 368(a) of the Code.

         3.11 REPRESENTATIONS RELATING TO QUALIFICATION OF THE MERGER AS A TAX-FREE REORGANIZATION.

             (a) The Buyer (i) is not an "investment company" as defined in
Section 368(a)(2)(F)(iii) and (iv) of the Code; (ii) has no present plan or intention to liquidate the Surviving Corporation or to merge the Surviving Corporation with or into any other corporation or entity, or to sell or otherwise dispose of the stock of the Surviving Corporation which Buyer will acquire in the Merger, or to cause the Surviving Corporation to sell or otherwise dispose of its assets, all except in the ordinary course of business or if such liquidation, merger, disposition is described in Section 368(a)(2)(C) or Section 1.368-2(k); provided that Buyer may merge the Surviving Corporation with and into Parent; (iii) has no present plan or intention, following the Merger, to issue any additional shares of stock of the Surviving Corporation or to create any new class of stock of the Surviving Corporation.

             (b) The Transitory Subsidiary is a wholly-owned subsidiary of the Buyer, formed solely for the purpose of engaging in the Merger, and will carry on no business prior to the Merger.

             (c) Immediately prior to the Merger, the Buyer will be in control of Transitory Subsidiary within the meaning of Section 368(c) of the Code.

             (d) Immediately following the Merger, the Surviving Corporation will hold at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by the Transitory Subsidiary immediately prior to the Merger (for purposes of this representation, amounts used by the Transitory Subsidiary to pay reorganization expenses, if any, will be included as assets of the Transitory Subsidiary held immediately prior to the Merger).

             (e) The Buyer has no present plan or intention to reacquire any of the Merger Shares.

             (f) The Transitory Subsidiary will have no liabilities assumed by the Surviving Corporation and will not transfer to the Surviving Corporation any assets subject to liabilities in the Merger.

             (g) Following the Merger, the Surviving Corporation will continue the Company's historic business or use a significant portion of the Company's historic business assets in a business as required by Section 368 of the Code and the Treasury Regulation Section 1.368-1(d).

         3.12 DISCLOSURE. No representation or warranty by the Buyer contained in this Agreement, and no statement contained in the any document, certificate or other instrument delivered or to be delivered by or on behalf of the Buyer pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omit or will omit to state any material fact necessary, when read together in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

                                   ARTICLE IV
                                    COVENANTS

         4.1 CLOSING EFFORTS. Each of the Parties shall use its best efforts, to the extent commercially reasonable ("Reasonable Best Efforts"), to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including without limitation using its Reasonable Best Efforts to ensure that (i) its representations and warranties remain true and correct in all material respects through the Closing Date and (ii) the conditions to the obligations of the other Parties to consummate the Merger are satisfied.

         4.2 GOVERNMENTAL AND THIRD-PARTY NOTICES AND CONSENTS.

             (a) Each Party shall use its Reasonable Best Efforts to obtain, at its expense, all waivers, permits, consents, approvals or other authorizations from Governmental Entities, and to effect all registrations, filings and notices with or to Governmental Entities, as may be required for such Party to consummate the transactions contemplated by this Agreement and to otherwise comply with all applicable laws and regulations in connection with the consummation of the transactions contemplated by this Agreement.

             (b) The Company shall use its Reasonable Best Efforts to obtain, at its expense, all such waivers, consents or approvals from third parties, and to give all such notices to third parties, as are required to be listed in Section
2.4 of the Company Disclosure Schedule.

         4.3 STOCKHOLDER APPROVAL.

             (a) The Company shall use its Reasonable Best Efforts to obtain, as promptly as practicable, the Requisite Stockholder Approval, pursuant to a written stockholder consent, all in accordance with the applicable requirements of the Delaware General Corporation Law. In connection with such written stockholder consent, the Company shall provide to its stockholders a written consent solicitation or information statement (the "Disclosure Statement") which includes (A) a summary of the Merger and this Agreement (which summary shall include a summary of the terms relating to the indemnification obligations of the Company Stockholders, the escrow arrangements and the authority of the Indemnification Representatives, and a statement that the adoption of this Agreement by the stockholders of the Company shall constitute approval of such terms), (B) all of the information required by Rule 502(b)(2) of Regulation D under the Securities Act and (C) a statement that appraisal rights are available for the Company Shares pursuant to Section 262 of the Delaware General Corporation Law and a copy of such Section 262. The Buyer agrees to cooperate with the Company in the preparation of the Disclosure Statement. The Company agrees not to distribute the Disclosure Statement until the Buyer has had a reasonable opportunity to review and comment on the Disclosure Statement and the Disclosure Statement has been approved by the Buyer (which approval may not be unreasonably withheld or delayed). Following receipt of the Requisite Stockholder Approval, the Company shall send, pursuant to Sections 228 and 262(d) of the Delaware General Corporation Law, a written notice to all stockholders of the Company that did not execute such written consent informing them that this Agreement and the Merger were adopted and approved by the stockholders of the Company and that appraisal rights are available for their Company Shares pursuant to Section 262 of the Delaware General Corporation Law (which notice shall include a copy of such Section 262), and shall promptly inform the Buyer of the date on which such notice was sent.

             (b) The Company, acting through its Board of Directors, shall include in the Disclosure Statement the unanimous recommendation of its Board of Directors that the stockholders of the Company vote in favor of the adoption of this Agreement and the approval of the Merger.

             (c) The Company shall ensure that the Disclosure Statement does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that the Company shall not be responsible for the accuracy or completeness of any information furnished by the Buyer in writing for inclusion in the Disclosure Statement).

             (d) The Buyer shall ensure that any information furnished by the Buyer to the Company in writing for inclusion in the Disclosure Statement does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

             (e) Each of the Company Stockholders listed on the signature page to this Agreement hereby agrees (i) to vote all Company Shares that are beneficially owned by him in favor of the adoption of this Agreement and the approval of the Merger, (ii) not to vote any Company Shares in favor of any other acquisition (whether by way of merger, consolidation, share exchange, stock purchase or asset purchase) of all or a majority of the outstanding capital stock or assets of the Company and (iii) otherwise to use his Reasonable Best Efforts (but without any obligation to incur any personal expense) to obtain the Requisite Stockholder Approval.

         4.4 OPERATION OF BUSINESS. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, the Company shall conduct its operations in the Ordinary Course of Business and in compliance with all applicable laws and regulations and, to the extent consistent therewith, use its Reasonable Best Efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, prior to the Effective Time, the Company shall not, without the written consent of the Buyer:

             (a) issue or sell, or redeem or repurchase, any stock or other securities of the Company or any rights, warrants or options to acquire any such stock or other securities (except pursuant to the exercise of Options outstanding on the date hereof), or amend any of the terms of (including without limitation the vesting of) any such Options; provided, however, the Company shall grant prior to the Effective Time and pursuant to the Company's Option Plan, options to purchase up to 366,620 Company Shares to such persons, in such amounts and upon such terms as are set forth on Schedule 4.4 hereto (it being understood that each such person (other than those referred to in Section 5.2(m)) shall, as a condition to the grant, execute the Confidentiality Agreement in the form attached hereto as Exhibit E);

             (b) split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

             (c) create, incur or assume any indebtedness (including obligations in respect of capital leases); assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or make any loans, advances or capital contributions to, or investments in, any other person or entity;

             (d) enter into, adopt or amend any Employee Benefit Plan or any employment or severance agreement or arrangement of the type described in
Section 2.22(e) or increase in any manner the compensation or fringe benefits of, or modify the employment terms of, its directors, officers or employees, generally or individually, or pay any bonus or other benefit to its directors, officers or employees (except for existing payment obligations listed in Section
2.20 of the Company Disclosure Schedule);

             (e) acquire, sell, lease, license or dispose of any assets or property (including without limitation any shares or other equity interests in or securities of any corporation, partnership, association or other business organization or division thereof), other than purchases and sales of assets in the Ordinary Course of Business;

             (f) mortgage or pledge any of its property or assets or subject any such property or assets to any Security Interest;

             (g) discharge or satisfy any Security Interest or pay any obligation or liability other than in the Ordinary Course of Business;

             (h) amend its charter, By-Laws or other organizational documents;

             (i) change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP;

             (j) enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any material contract or agreement;

             (k) make or commit to make any capital expenditure;

             (l) institute or settle any Legal Proceeding;

             (m) take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of the Company set forth in this Agreement becoming untrue or (ii) any of the conditions to the Merger set forth in Article V not being satisfied;

             (n) make or revoke any material Tax election or settle or compromise any material claim in respect of any Taxes;

             (o) agree in writing or otherwise to take any of the foregoing actions.

         4.5 ACCESS TO INFORMATION.

             (a) The Company shall permit representatives of the Buyer to have full access (subject to reasonable advance notice and at reasonable times, and in a manner so as not to interfere with the normal business operations of the Company) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel, of or pertaining to the Company.

             (b) Within 15 days after the end of each month ending prior to the Closing, beginning with December 31, 2000, the Company shall furnish to the Buyer an unaudited income statement for such month and a balance sheet as of the end of such month, prepared on a basis consistent with unaudited Financial Statements. Such financial statements shall present fairly in all material respects the financial condition and results of operations of the Company on a consolidated basis as of the dates thereof and for the periods covered thereby, and shall be consistent with the books and records of the Company.

             (c) Buyer shall use its Reasonable Best Efforts to cause its employees, agents and representatives to hold, in strict confidence all such information disclosed pursuant to this Section 4.5 in accordance with the terms of the Mutual Confidential Disclosure Agreement, dated October 30, 2000, between the Buyer and the Company, which shall remain in full force and effect in accordance with the terms thereof, including, in the event of termination of this Merger Agreement

         4.6 EXCLUSIVITY.

             (a) The Company shall not, and the Company shall require each of its officers, directors, employees, representatives and agents not to, directly or indirectly, (i) initiate, solicit, encourage or otherwise facilitate any inquiry, proposal, offer or discussion with any party (other than the Buyer) concerning any merger, reorganization, consolidation, recapitalization, business combination, liquidation, dissolution, share exchange, sale of stock, sale of material assets or similar business transaction involving the Company or any division of the Company, (ii) furnish any non-public information concerning the business, properties or assets of the Company or any division of the Company to any party (other than the Buyer) or (iii) engage in discussions or negotiations with any party (other than the Buyer) concerning any such transaction.

             (b) The Company shall immediately notify any party with which discussions or negotiations of the nature described in paragraph (a) above were pending that the Company is terminating such discussions or negotiations. If the Company receives any inquiry, proposal or offer of the nature described in paragraph (a) above, the Company shall, within one business day after such receipt, notify the Buyer of such inquiry, proposal or offer, including the identity of the other party and the terms of such inquiry, proposal or offer.

         4.7 EXPENSES. Except as set forth in Article VI and the Escrow Agreement, each of the Parties shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby; PROVIDED, HOWEVER, that if the Merger is consummated, the Buyer and the Surviving Corporation shall not be obligated to pay any such costs or expenses incurred by the Company in connection with this Agreement and the Merger (the "Third Party Expenses"), other than $1,100,000, with respect to financial advisor fees and expenses, and $250,000 in legal fees and expenses, and any such Third Party Expenses incurred in excess of such amounts shall be subject to the indemnification provisions of Article VI hereof without giving effect to the provisions of Section 6.4(a)(ii). Such financial advisor fees and legal fees and expenses shall be paid at the Closing.

         4.8 LISTING OF MERGER SHARES. The Buyer shall use its Reasonable Best Efforts to list the Merger Shares on the Nasdaq National Market.

         4.9 REGISTRATION RIGHTS. Buyer agrees that the stockholders of the Company receiving Buyer Common Stock in the Merger pursuant to Section 1.5 hereto shall be entitled to the registration rights set forth in the Registration Rights Agreement attached as EXHIBIT B hereto.

         4.10 CONTINUED CHARTER / BY-LAW INDEMNIFICATION.

             (a) From and after the Effective Time, the Surviving Corporation will fulfill and honor in all respects the obligations of the Company pursuant to any indemnification provisions under the Company's Certificate of Incorporation or By-Laws as each is in effect on the date hereof (the persons to be indemnified pursuant to the provisions referred to in this Section 4.10 shall be referred to herein as, collectively, the "Section 4.10 Indemnified Parties"), PROVIDED, HOWEVER, that in no event shall the Buyer or the Surviving Corporation be required to indemnify any of the Section 4.10 Indemnified Parties for any amount paid by the Indemnifying Stockholders under the Escrow Agreement or otherwise to the Buyer under this Agreement. The Certificate of Incorporation and By-Laws of the Surviving Corporation shall contain provisions with respect to indemnification and exculpation from liability set forth in the Company's Certificate of Incorporation and By-Law as in effect on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years after the Effective Time in any manner that would adversely affect the rights thereunder of any Section 4.10 Indemnified Party; provided, however, nothing herein shall prevent the merger of the Surviving Corporation with and into the Buyer and nothing herein shall, in connection therewith, require the Buyer to amend its certificate of incorporation and/or by-laws.

             (b) This Section 4.10 shall survive consummation of the Merger at the Effective Time, is intended to be for the benefit of, and enforceable by, the Company, the Surviving Corporation and each Section 4.10 Indemnified Party and such Section 4.10 Indemnified Party's heirs and representatives, and shall be binding on all successors and assigns of the Surviving Corporation.

         4.11 BENEFIT ARRANGEMENTS. Buyer covenants and agrees that to the extent permitted by applicable law and to the extent the existing benefit plans and arrangements provided by the Company to its employees are terminated on or after the Effective Time, such employees shall be entitled to benefits which are available or subsequently become available to Buyer's employees and on a basis which is on parity with Buyer's employees. For purposes of satisfying the terms and conditions of such plans, Buyer shall give full credit for eligibility, vesting or benefit accrual for each participant's period of service at the Company prior to the Effective Time; provided, however, this Section 4.11 shall not apply to any options granted to employees of the Company under Section 4.12.

         4.12 BUYER OPTIONS. On the Closing Date, Buyer will grant options to purchase an aggregate of 1,218,000 shares of its Common Stock to the employees of the Company identified on SCHEDULE 4.12, in such amounts as set forth opposite their name, at a per share exercise price equal to the last reported sale price per share of the Buyer Common Stock on the Nasdaq National Market on the Closing Date. Such options will vest over a four year period as follows: 25% on the first anniversary of the grant date and the remaining 75% shall vest at a rate of 2.083% per month thereafter, subject in each case to continued employment with or service to Buyer following the Closing.

         4.13 SEVERANCE. All employees of the Company who are not retained by Buyer after the Closing Date shall receive a severance payment of one weeks salary for each year of service with the Company (to be prorated accordingly for incomplete years), with a minimum of two weeks salary to be granted to each employee.

         4.14 U.S. REAL PROPERTY INTEREST. If requested by the Buyer (i) the Company will deliver to the Buyer and to the Internal Revenue Service notices that the Company Shares are not a "U.S. real property interest" in accordance with the Treasury Regulations under Sections 897 and 1445 of the Code, or (ii) the Stockholders will deliver to the Buyer certifications that they are not foreign persons in accordance with the Treasury Regulations under Section 1445 of the Code. Such notices or certificates shall be delivered by the Company or the Stockholders on or before the Closing.

         4.15 PAYMENT OF OUTSTANDING COMPANY PAYABLES. The Buyer agrees that the outstanding payables of the Company set forth on SCHEDULE 4.15 hereto shall be paid in full by the Buyer at and subject to the Closing.

         4.16 TERMINATION OF 401(k) PLAN. The Company agrees to terminate its 401(k) plan effective as of the day immediately prior to the Effective Time and deliver to the Buyer evidence that the Company 401(k) plan has been terminated pursuant to resolutions of its Board of Directors (the form and substance of which resolutions shall be subject to review and approval of the Buyer), effective as of the day immediately preceding the Effective Time.

                                   ARTICLE V
                      CONDITIONS TO CONSUMMATION OF MERGER

         5.1 CONDITION TO EACH PARTY'S OBLIGATIONS. The respective obligations of each Party to consummate the Merger are subject to this Agreement and the Merger having received the Requisite Stockholder Approval.

         5.2 CONDITIONS TO OBLIGATIONS OF THE BUYER AND THE TRANSITORY SUBSIDIARY. The obligation of each of the Buyer and the Transitory Subsidiary to consummate the Merger is subject to the satisfaction (or waiver by the Buyer) of the following additional conditions:

             (a) the holders of at least 93% of the outstanding Company Shares entitled to vote on this Agreement and the Merger shall have adopted this Agreement and approved the Merger;

             (b) the number of Dissenting Shares shall not exceed 7% of the number of outstanding Company Shares as of the Effective Time;

             (c) the Company shall have obtained (and shall have provided copies thereof to the Buyer) all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in Section 4.2 which are required on the part of the Company;

             (d) the representations and warranties of the Company set forth in the first sentence of Section 2.1 and in Sections 2.2 and 2.3 shall be true and correct in all respects, in each case as of the date of this Agreement and as of the Effective Time, as though made as of the Effective Time;

             (e) the representations and warranties (other than the representations and warranties set forth in the first sentence of Section 2.1 and in Sections 2.2 and 2.3) of the Company set forth in this Agreement shall be true and correct in all respects, in each case as of the date of this Agreement and as of the Effective Time as though made as of the Effective Time, except to the extent such representations and warranties are specifically made as of a particular date or as of the date of this Agreement (in which case such representations and warranties shall be true and correct as of such date) and except for inaccuracies in a representation or warranty that would not, individually or in the aggregate, constitute a Company Material Adverse Effect;

             (f) the Company shall have performed or complied with in all material respects its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

             (g) no Legal Proceeding shall be pending or threatened wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) have a Company Material Adverse Effect, and no such judgment, order, decree, stipulation or injunction shall be in effect;

             (h) the Company shall have delivered to the Buyer and the Transitory Subsidiary a certificate (the "Company Certificate") to the effect that the condition specified in Section 5.1 and clauses (a) through (g) (insofar as clause (g) relates to Legal Proceedings involving the Company) of this
Section 5.2 is satisfied in all respects;

             (i) each of the Company Stockholders shall have executed and delivered to the Buyer an Investment Representation Letter in the form attached hereto as EXHIBIT C and the Buyer shall have no reason to believe that the statements set forth therein are not true and shall be reasonably satisfied that the issuance and sale of the Merger Shares is exempt from the registration requirements of the Securities Act;

             (j) the Buyer shall have received from counsel to the Company an opinion with respect to the matters set forth in EXHIBIT D attached hereto, addressed to the Buyer and dated as of the Closing Date;

             (k) the Buyer shall have received copies of the resignations, effective as of the Effective Time, of each director and officer of the Company (other than any such resignations which the Buyer designates, by written notice to the Company, as unnecessary);

             (l) the Buyer shall have received such other certificates and instruments (including without limitation certificates of good standing of the Company in its jurisdiction of organization and the various foreign jurisdictions in which it is qualified, certified charter documents, certificates as to the incumbency of officers and the adoption of authorizing resolutions) as it shall reasonably request in connection with the Closing;

             (m) the Buyer shall have received original executed employment agreement term sheets by and between the Buyer and each of Bruce E. Welty, Glenn
D. House, Sr., David M. Habib, Bernard J. Hydock and Paul F. Carmichael (each, an "Employment Agreement Term Sheet");

             (n) the Buyer shall have received original executed supplemental employment agreement term sheets by and between the Buyer and each of Bruce E. Welty, Glenn D. House, Sr., David M. Habib, Bernard J. Hydock and Paul F. Carmichael (each, a "Supplemental Employment Agreement Term Sheet" and which may be in the form of an amendment to the Employment Agreement Term Sheet) having the terms set forth in EXHIBIT E;

             (o) the Buyer shall have received an original executed employee confidentiality agreement, by and between the Buyer and each Company employee (other than those signing Employment Agreement Term Sheets, in the form attached hereto as EXHIBIT F; and

             (p) the Buyer shall have received original executed lock-up agreements in the form attached hereto as EXHIBIT G from each Company Stockholder and each holder of Options to purchase an aggregate of at least 5,000 Company Shares.

         5.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to consummate the Merger is subject to the satisfaction of the following additional conditions:

             (a) the Merger Shares shall have been authorized for listing on the Nasdaq National Market upon official notice of issuance;

             (b) the Buyer shall have effected all of the registrations, filings and notices referred to in Section 4.2 which are required on the part of the Buyer;

             (c) the representations and warranties of the Buyer and the Transitory Subsidiary set forth in the first sentence of Section 3.1 and in Sections 3.2 and 3.3 shall be true and correct in all respects, in each case as of the date of this Agreement and as of the Effective Time, as though made as of the Effective Time;

             (d) the representations and warranties (other than the representations and warranties set forth in the first sentence of Section 3.1 and in Sections 3.2 and 3.3) of the Buyer and the Transitory Subsidiary set forth in this Agreement shall be true and correct in all respects, in each case as of the date of this Agreement and as of the Effective Time as though made as of the Effective Time, except to the extent such representations and warranties are specifically made as of a particular date or as of the date of this Agreement (in which case such representations and warranties shall be true and correct as of such date) and except for inaccuracies in a representation or warranty that would not, individually or in the aggregate, constitute a Buyer Material Adverse Effect;

             (e) each of the Buyer and the Transitory Subsidiary shall have performed or complied with in all material respects its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

             (f) no Legal Proceeding shall be pending or threatened wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect;

             (g) the Buyer shall have delivered to the Company a certificate (the "Buyer Certificate") to the effect that each of the conditions specified in clauses (a) through (f) (insofar as clause (f) relates to Legal Proceedings involving the Buyer) of this Section 5.3 is satisfied in all respects;

             (h) the Company shall have received from counsel to the Buyer and the Transitory Subsidiary an opinion with respect to the matters set forth in EXHIBIT H attached hereto, addressed to the Company and dated as of the Closing Date;

             (i) the Company shall have received such other certificates and instruments (including without limitation certificates of good standing of the Buyer and the Transitory Subsidiary in their jurisdiction of organization, certified charter documents, certificates as to the incumbency of officers and the adoption of authorizing resolutions) as it shall reasonably request in connection with the Closing;

             (j) the Buyer shall have executed each of the Employment Agreement Term Sheets;

             (k) the Buyer shall have executed each of the Supplemental Employment Agreement Term Sheets (which may be in the form of an amendment to the Employment Agreement Term Sheets); and

             (l) the Buyer shall have executed the Registration Rights
Agreement.

                                   ARTICLE VI
                                 INDEMNIFICATION

         6.1 INDEMNIFICATION BY THE COMPANY STOCKHOLDERS. The Company Stockholders receiving the Merger Shares pursuant to Section 1.5 (the "Indemnifying Stockholders") shall, subject to the provisions and limitations of this Article VI, severally and not jointly, in proportion to their interests in the Merger Shares held under the Escrow Agreement, indemnify the Buyer in respect of, and hold it harmless against, any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation amounts paid in settlement, interest, court costs, costs of investigators, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation) ("Damages") incurred or suffered by the Surviving Corporation or the Buyer or any Affiliate thereof resulting from, relating to or constituting:

             (a) any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the Company contained in this Agreement or the Company Certificate;

             (b) any Third Party Expenses incurred by the Company in excess of the amounts set forth in the proviso to Section 4.7;

             (c) any claim by Key in connection with, related to, or arising out of, (A) ownership or rights to ownership of any shares of capital stock, warrants or other securities of the Company, or (B) any claim by Key for a payment of money; any claim by NFI in connection with, related to, or arising out of, the NFI Services Agreement; and any claim by Deloitte & Touche LLP in connection with, related to, or arising out of, the recapture of any discounts, write-offs or mark-downs on professional service fees and expenses previously granted to the Company.

         6.2 INDEMNIFICATION CLAIMS.

             (a) A party entitled, or seeking to assert rights, to indemnification under this Article VI (an "Indemnified Party") shall give written notification to the party from whom indemnification is sought (an "Indemnifying Party") of the commencement of any suit or proceeding relating to a third party claim for which indemnification pursuant to this Article VI may be sought. Such notification shall be given within 20 business days after receipt by the Indemnified Party of notice of such suit or proceeding, and shall describe in reasonable detail (to the extent known by the Indemnified Party) the facts constituting the basis for such suit or proceeding and the amount of the claimed damages; PROVIDED, HOWEVER, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party of any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such failure. Within 20 days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such suit or proceeding with counsel reasonably satisfactory to the Indemnified Party; provided that (i) the Indemnifying Party may only assume control of such defense if (A) it acknowledges in writing to the Indemnified Party that any damages, fines, costs or other liabilities that may be assessed against the Indemnified Party in connection with such suit or proceeding constitute Damages for which the Indemnified Party shall be indemnified pursuant to this Article VI and (B) the AD DAMNUM is less than or equal to the amount of Damages for which the Indemnifying Party is liable under this Article VI and (ii) the Indemnifying Party may not assume control of the defense of a suit or proceeding involving criminal liability or in which equitable relief is sought against the Indemnified Party. If the Indemnifying Party does not so assume control of such defense, the Indemnified Party shall control such defense. The party not controlling such defense (the "Non-controlling Party") may participate therein at its own expense; provided that if the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes that the Indemnifying Party and the Indemnified Party have conflicting interests or different defenses available with respect to such suit or proceeding, the reasonable fees and expenses of counsel to the Indemnified Party shall be considered "Damages" for purposes of this Agreement. The party controlling such defense (the "Controlling Party") shall keep the Non-controlling Party advised of the status of such suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the Non-controlling Party with respect thereto. The Non-controlling Party shall furnish the Controlling Party with such information as it may have with respect to such suit or proceeding (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the Controlling Party in the defense of such suit or proceeding. The Indemnifying Party shall not agree to any settlement of, or the entry of any judgment arising from, any such suit or proceeding without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld or delayed; provided that the consent of the Indemnified Party shall not be required if the Indemnifying Party agrees in writing to pay any amounts payable pursuant to such settlement or judgment and such settlement or judgment includes a complete release of the Indemnified Party from further liability and has no other adverse effect on the Indemnified Party. The Indemnified Party shall not agree to any settlement of, or the entry of any judgment arising from, any such suit or proceeding without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld or delayed.

             (b) In order to seek indemnification under this Article VI, an Indemnified Party shall give written notification (a "Claim Notice") to the Indemnifying Party which contains (i) a description and the amount (the "Claimed Amount") of any Damages incurred or reasonably expected to be incurred by the Indemnified Party, (ii) a statement that the Indemnified Party is entitled to indemnification under this Article VI for such Damages and a reasonable explanation of the basis therefor, and (iii) a demand for payment (in the manner provided in paragraph (c) below) in the amount of such Damages. The Indemnifying Party shall also deliver a copy of the Claim Notice to the Escrow Agent.

             (c) Within 20 days after delivery of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party a written response (the "Response") in which the Indemnifying Party shall elect one of the following: (i) agree that the Indemnified Party is entitled to receive all of the Claimed Amount (in which case the Response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Claimed Amount, by check or by wire transfer; provided that if the Indemnified Party is seeking to enforce any such claim hereunder pursuant to the Escrow Agreement, the Indemnifying Party and the Indemnified Party shall deliver to the Escrow Agent, within three days following the delivery of the Response, a written notice executed by both parties instructing the Escrow Agent to distribute to the Buyer such number of Escrow Shares as have an aggregate Value (as defined below) equal to the Claimed Amount), or (ii) agree that the Indemnified Party is entitled to receive part, but not all, of the Claimed Amount (the "Agreed Amount") (in which case the Response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Agreed Amount, by check or by wire transfer; provided that if the Indemnified Party is seeking to enforce any such claim pursuant to the Escrow Agreement, the Indemnifying Party and the Indemnified Party shall deliver to the Escrow Agent, within three days following the delivery of the Response, a written notice executed by both parties instructing the Escrow Agent to distribute to the Buyer such number of Escrow Shares as have an aggregate Value equal to the Agreed Amount) or (iii) dispute that the Indemnified Party is entitled to receive any of the Claimed Amount. If the Indemnifying Party in the Response disputes its liability for all or part of the Claimed Amount, the Indemnifying Party and the Indemnified Party shall follow the procedures set forth in Section 6.3(d) for the resolution of such dispute (a "Dispute"). For purposes of this Article VI, the "Value" of any Escrow Shares delivered in satisfaction of an indemnity claim shall be $15.62 (subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Buyer Common Stock after the date hereof), multiplied by the number of such Escrow Shares.

             (d) During the 60-day period following the delivery of a Response that reflects a Dispute, the Indemnifying Party and the Indemnified Party shall use good faith efforts to resolve the Dispute. If the Dispute is not resolved within such 60-day period, the Indemnifying Party and the Indemnified Party shall discuss in good faith the submission of the Dispute to a mutually acceptable alternative dispute resolution procedure (which may be non-binding or binding upon the parties, as they agree in advance) (the "ADR Procedure"). In the event the Indemnifying Party and the Indemnified Party agree upon an ADR Procedure, such parties shall, in consultation with the chosen dispute resolution service (the "ADR Service"), promptly agree upon a format and timetable for the ADR Procedure, agree upon the rules applicable to the ADR Procedure, and promptly undertake the ADR Procedure. The provisions of this
Section 6.3(d) shall not obligate the Indemnifying Party and the Indemnified Party to pursue an ADR Procedure or prevent either such party from pursuing the Dispute in a court of competent jurisdiction; provided that, if the Indemnifying Party and the Indemnified Party agree to pursue an ADR Procedure, neither the Indemnifying Party nor the Indemnified Party may commence litigation or seek other remedies with respect to the Dispute prior to the completion of such ADR Procedure. Any ADR Procedure undertaken by the Indemnifying Party and the Indemnified Party shall be considered a compromise negotiation for purposes of federal and state rules of evidence, and all statements, offers, opinions and disclosures (whether written or oral) made in the course of the ADR Procedure by or on behalf of the Indemnifying Party, the Indemnified Party or the ADR Service shall be treated as confidential and, where appropriate, as privileged work product. Such statements, offers, opinions and disclosures shall not be discoverable or admissible for any purposes in any litigation or other proceeding relating to the Dispute (provided that this sentence shall not be construed to exclude from discovery or admission any matter that is otherwise discoverable or admissible). The fees and expenses (including any advances thereof) of any ADR Service used by the Indemnifying Party and the Indemnified Party shall be shared equally by the Indemnifying Party and the Indemnified Party. If the Indemnified Party is seeking to enforce the claim that is the subject of the Dispute pursuant to the Escrow Agreement, the Indemnifying Party and the Indemnified Party shall deliver to the Escrow Agent, promptly following the resolution of the Dispute (whether by mutual agreement, pursuant to an ADR Procedure, as a result of a judicial decision or otherwise), a written notice executed by both parties instructing the Escrow Agent as to what (if any) portion of the Escrow Shares shall be distributed to the Buyer and/or the Indemnifying Stockholders (which notice shall be consistent with the terms of the resolution of the Dispute).

             (e) Notwithstanding the other provisions of this Section 6.3, if a third party asserts (other than by means of a lawsuit) that an Indemnified Party is liable to such third party for a monetary or other obligation which may constitute or result in Damages for which such Indemnified Party may be entitled to indemnification pursuant to this Article VI, and such Indemnified Party reasonably determines that it has a valid business reason to fulfill such obligation, then (i) such Indemnified Party shall be entitled to satisfy such obligation, without prior notice to or consent from the Indemnifying Party, (ii) such Indemnified Party may subsequently make a claim for indemnification in accordance with the provisions of this Article VI, and (iii) such Indemnified Party shall be reimbursed, in accordance with the provisions of this Article VI, for any such Damages for which it is entitled to indemnification pursuant to this Article VI (subject to the right of the Indemnifying Party to dispute the Indemnified Party's entitlement to indemnification, or the amount for which it is entitled to indemnification, under the terms of this Article VI).

             (f) For purposes of this Section 6.2 and the last two sentences of
Section 6.3, references to the Indemnifying Party (except provisions relating to an obligation to make or a right to receive any payments provided for in Section
6.2 or Section 6.3) shall be deemed to refer to the Indemnification Representatives. The Indemnification Representatives shall have full power and authority on behalf of each Indemnifying Stockholder to take any and all actions on behalf of, execute any and all instruments on behalf of, and execute or waive any and all rights of, the Indemnifying Stockholders under this Article VI. The Indemnification Representatives shall have no liability to any Indemnifying Stockholder for any action taken or omitted on behalf of the Indemnifying Stockholders pursuant to this Article VI.

         6.3 SURVIVAL. All representations, warranties and covenants contained in this Agreement, the Company Certificate or the Buyer Certificate shall (a) survive the Closing and any investigation at any time made by or on behalf of an Indemnified Party or the Company and (b) shall expire on the date one year following the Closing Date. If an Indemnified Party delivers to an Indemnifying Party, before expiration of a representation or warranty, either a Claim Notice based upon a breach of such representation or warranty, or a notice that, as a result a legal proceeding instituted by or written claim made by a third party, the Indemnified Party reasonably expects to incur Damages as a result of a breach of such representation or warranty (an "Expected Claim Notice"), then such representation or warranty shall continue to survive, but only for purposes of the matter(s) specified in such notice, beyond the date which is one year following the Closing Date until the resolution of the matter(s) covered by such notice. If the legal proceeding or written claim with respect to which an Expected Claim Notice has been given is definitively withdrawn or resolved in favor of the Indemnified Party, the Indemnified Party shall promptly so notify the Indemnifying Party; and if the Indemnified Party has delivered a copy of the Expected Claim Notice to the Escrow Agent and Escrow Shares have been retained in escrow after the Termination Date (as defined in the Escrow Agreement) with respect to such Expected Claim Notice, the Indemnifying Party and the Indemnified Party shall promptly deliver to the Escrow Agent a written notice executed by both parties instructing the Escrow Agent to distribute such retained Escrow Shares to the Indemnifying Stockholders in accordance with the terms of the Escrow Agreement.

         6.4 LIMITATIONS.

             (a) Except as provided in Section 6.4(e) below, (i) the liability of the Buyer and the Surviving Corporation for Damages under this Agreement shall be limited to an amount equal to the Value of the Escrow Shares, as determined pursuant to Section 6.2(c), (ii) the liability of the Indemnifying Stockholders for Damages under this Article VI shall be limited to the Escrow Shares held by the Escrow Agent pursuant to the Escrow Agreement, (iii) the Buyer and the Surviving Corporation shall be liable under this Agreement for only that portion of the aggregate Damages for which they would otherwise be liable which exceeds $500,000, and (iv) the Indemnifying Stockholders shall be liable under this Article VI for only that portion of the aggregate Damages for which they would otherwise be liable which exceeds $500,000; PROVIDED that the limitation set forth in clause (iii) above shall not apply to a claim relating to a breach of the representations and warranties set forth in Sections 3.1, 3.2, or 3.3 (or the portion of the Buyer Certificate relating thereto); PROVIDED, FURTHER, that the limitation set forth in clause (iv) above shall not apply to a claim pursuant to Section 6.1 relating to a breach of the representations and warranties set forth in Sections 2.1, 2.2, or 2.3 (or the portion of the Company Certificate relating thereto) to a claim pursuant to
Section 6.1 for Third Party Expenses in excess of the amounts set forth in
Section 4.7 or to a claim pursuant to Section 6.1(c). For purposes solely of this Article VI, all representations and warranties of the Company in Article II (other than Sections 2.7 and 2.30) and all representations and warranties of the Buyer and the Transitory Subsidiary in Article III (other than Sections 3.6 and 3.12) shall be construed as if the term "material" and any reference to "Company Material Adverse Effect" and "Buyer Material Adverse Effect" (and variations thereof) were omitted from such representations and warranties.

             (b) The Escrow Agreement is intended to secure the indemnification obligations of the Indemnifying Stockholders under this Agreement and, except as provided in

Section 6.4(e) below, shall be the exclusive means for the Buyer to collect any Damages for which it is entitled to indemnification under this Article VI.

             (c) After the Closing, except as provided in Section 6.4(e) below, the rights of the Indemnified Parties under this Article VI and the Escrow Agreement shall be the exclusive remedy of the Indemnified Parties with respect to claims resulting from or relating to any misrepresentation, breach of warranty or failure to perform any covenant or agreement contained in this Agreement.

             (d) No Indemnifying Stockholder shall have any right of contribution against the Company or the Surviving Corporation with respect to any breach by the Company of any of its representations, warranties, covenants or agreements.

             (e) Notwithstanding anything in this Section 6.4 to the contrary, this Section 6.4 shall not apply to any claims by any Party based on fraud or intentional misrepresentation and neither the Buyer's nor the Indemnifying Stockholders' liability for any such claims shall be limited to the Escrow Shares nor shall the Escrow Agreement be the exclusive means for the Buyer to enforce such rights; provided, however, that the Buyer may only assert claims under this Section 6.4(e) against the Indemnifying Stockholder who engaged in the fraud or intentional misrepresentation giving rise to any such claim.

             (f) In determining the foregoing thresholds and in otherwise determining the amount of any Damages for which the Buyer or Surviving Corporation is entitled to assert a claim for indemnification, the amount of any such Damages shall be determined after deducting therefrom the amount of any insurance proceeds received by the Buyer or Surviving Corporation in respect of such Damages (which recoveries the Buyer or Surviving Corporation agree to use its Reasonable Best Efforts to obtain). If an indemnification payment is received by the Buyer or Surviving Corporation and the Buyer or Surviving Corporation later receives insurance proceeds in respect of the related Damages, the Buyer or Surviving Corporation shall immediately pay to the Indemnifying Stockholders a sum equal to the lesser of (i) the actual amount of insurance proceeds received, or (ii) the actual amount of the indemnification repayment previously paid by the Indemnifying Stockholders with respect to such Damages.

             (g) Buyer and the Indemnifying Stockholders shall treat any payment under this Article VI for all Tax purposes as an adjustment of the Merger consideration.

                                   ARTICLE VII
                                   TERMINATION

         7.1 TERMINATION OF AGREEMENT. The Parties may terminate this Agreement prior to the Effective Time (whether before or after Requisite Stockholder Approval), as provided below:

             (a) the Parties may terminate this Agreement by mutual written consent;

             (b) the Buyer may terminate this Agreement by giving written notice to the Company in the event the Company is in breach of any representation, warranty or covenant contained in this Agreement, and such breach, individually or in combination with any other such breach, (i) would cause the conditions set forth in clauses (c) or (d) of Section 5.2 not to be satisfied and (ii) is not cured within 10 days following delivery by the Buyer to the Company of written notice of such breach;

             (c) the Company may terminate this Agreement by giving written notice to the Buyer in the event the Buyer or the Transitory Subsidiary is in breach of any representation, warranty or covenant contained in this Agreement, and such breach, individually or in combination with any other such breach, (i) would cause the conditions set forth in clauses (c) or (d) of Section 5.3 not to be satisfied and (ii) is not cured within 10 days following delivery by the Company to the Buyer of written notice of such breach;

             (d) any Party may terminate this Agreement by giving written notice to the other Parties at any time after the Company Stockholders have voted on whether to approve this Agreement and the Merger in the event this Agreement and the Merger failed to receive the Requisite Stockholder Approval;

             (e) the Buyer may terminate this Agreement by giving written notice to the Company if the Closing shall not have occurred on or before January 29 2001 by reason of the failure of any condition precedent under Section 5.1 or
5.2 hereof (unless the failure results primarily from a breach by the Buyer or the Transitory Subsidiary of any representation, warranty or covenant contained in this Agreement);

             (f) the Company may terminate this Agreement by giving written notice to the Buyer and the Transitory Subsidiary if the Closing shall not have occurred on or before January 29, 2001 by reason of the failure of any condition precedent under Section 5.1 or 5.3 hereof (unless the failure results primarily from a breach by the Company of any representation, warranty or covenant contained in this Agreement); or

             (g) the Company may terminate this Agreement by giving written notice to the Buyer and the Transitory Subsidiary if the average of the last reported sale prices per share of the Buyer Common Stock on the Nasdaq National Market over any five consecutive trading days after the date hereof is less than $7.50.

         7.2 AUTOMATIC TERMINATION. Notwithstanding anything herein to the contrary, this agreement shall terminate automatically if the Closing shall not have occurred prior to January 31, 2001 for any reason whatsoever.

         7.3 EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to Section 7.1, or if this Agreement terminates by its terms pursuant to Section 7.2, all obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party, provided nothing herein shall relieve any party from liability for any willful breach of any of their respective representations, warranties, covenants or agreements set forth in this Agreement.

                                  ARTICLE VIII
                                   DEFINITIONS

         For purposes of this Agreement, each of the following defined terms is defined in the Section of this Agreement indicated below.

DEFINED TERM                                              SECTION
Agreement                                                 Introduction
ADR Procedure                                             6.2(d)
ADR Service                                               6.2(d)
Affiliate                                                 2.15(a)(vii)
Agreed Amount                                             6.2(c)
Buyer                                                     Introduction
Buyer Certificate                                         5.3(g)
Buyer Common Stock                                        1.5(a)
Buyer Material Adverse Effect                             3.1
Buyer Reports                                             3.5(a)
CERCLA                                                    2.23
Certificates                                              1.3(d)
Certificate of Merger                                     1.1
Claim Notice                                              6.2(b)
Claimed Amount                                            6.2(b)
Closing                                                   1.2
Closing Date                                              1.2
Closing Date Stock Schedule                               1.14
Code                                                      Introduction
Company                                                   Introduction
Company Certificate                                       5.2(h)
Company Disclosure Schedule                               Article II
Company Intellectual Property                             2.13(a)
Company Material Adverse Effect                           2.1
Company Shares                                            1.5(a)
Company Stockholder                                       1.3(d)
Controlling Party                                         6.2(a)
Conversion Ratio                                          1.5(b)
Customer Deliverables                                     2.13(a)
Damages                                                   6.1
Disclosure Statement                                      4.3(a)
Dispute                                                   6.2(c)
Dissenting Shares                                         1.6(a)
Effective Time                                            1.1
Employee Benefit Plan                                     2.22(a)
Employment Agreement Term Sheet                           5.2(m)
Environmental Law                                         2.23
ERISA                                                     2.22(a)
Escrow Agreement                                          1.3(f)
Escrow Agent                                              1.3(f)
Escrow Shares                                             1.5(b)
Expected Claim Notice                                     6.3
Exchange Act                                              2.15(a)(vii)
Financial Statements                                      2.6
GAAP                                                      2.6

                                      -39-

Governmental Entity                                       2.4
Indemnification Representatives                           1.3(f)
Indemnified Party                                         6.2(a)
Indemnifying Party                                        6.2(a)
Indemnifying Stockholders                                 6.1
Initial Shares                                            1.5(b)
INS                                                       2.21(b)
Intellectual Property                                     2.13(a)
Internal Systems                                          2.13(a)
Key                                                       2.2
Legal Proceeding                                          2.19
Merger                                                    1.1
Merger Shares                                             1.5(b)
Most Recent Balance Sheet                                 2.8
Most Recent Balance Sheet Date                            2.6
NFI                                                       2.2
NFI Services Agreement                                    2.2
Non-controlling Party                                     6.2(a)
Options                                                   1.8(a)
Option Plan                                               1.8(a)
Ordinary Course of Business                               2.4
Parties                                                   Introduction
Permits                                                   2.26
Prospectus                                                3.5(b)
Reasonable Best Efforts                                   4.1
Response                                                  6.2(c)
Requisite Stockholder Approval                            2.3
Section 4.10 Indemnified Parties                          4.10(a)
Section 9.9 Indemnified Party                             9.9
SEC                                                       3.5(a)
Securities Act                                            1.8(c)
Security Interest                                         2.4
Software                                                  2.13(e)
Surviving Corporation                                     1.1
Supplemental Employment Agreement Term Sheet              5.2(n)
Taxes                                                     2.9(a)(i)
Tax Returns                                               2.9(a)(ii)
Third Party Expenses                                      4.7
Total Buyer Shares                                        1.5(b)
Transitory Subsidiary                                     Introduction
Value                                                     4.7
Work Permits                                              2.21(b)

                                   ARTICLE IX
                                  MISCELLANEOUS

         9.1 PRESS RELEASES AND ANNOUNCEMENTS. No Party shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, HOWEVER, that any Party may make any public disclosure it believes in good faith is required by applicable law, regulation or stock market rule (in which case the disclosing Party shall use reasonable efforts to advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure).

         9.2 NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns; PROVIDED, HOWEVER, that (a) the provisions in
Article I concerning issuance of the Merger Shares are intended for the benefit of the Company Stockholders, (b) the provisions of Section 4.10 concerning the continuation of indemnification provisions are intended for the benefit of the
Section 4.10 Indemnified Parties set forth therein, and (c) the provisions of
Section 4.11 concerning the continuation of employee benefits are for the benefit of the employees entitled to received such benefits.

         9.3 ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof; provided that the Mutual Confidential Disclosure Agreement dated October 30, 2000 between the Buyer and the Company shall remain in effect in accordance with its terms.

         9.4 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties; provided that the Transitory Subsidiary may assign its rights, interests and obligations hereunder to an Affiliate of the Buyer.

         9.5 COUNTERPARTS AND FACSIMILE SIGNATURE. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

         9.6 HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.7 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

IF TO THE COMPANY:                                           COPY TO:
AllPoints Systems, Inc.                                      Choate Hall & Stewart
725 Canton Street                                            Exchange Place
Norwood, Massachusetts  02062                                Boston, Massachusetts  02109
Attn:  President                                             Attn: Harry A. Hanson, III, P.C.
Telecopy: (781) 501-2580                                     Telecopy:  617-248-4000

IF TO THE BUYER OR                                           COPY TO:
THE TRANSITORY SUBSIDIARY:

EXE Technologies, Inc.                                       Hale and Dorr LLP
8787 Stemmons Freeway                                        60 State Street
Dallas, Texas 75247                                          Boston, Massachusetts  02110
Attn: Chief Financial Officer                                Attn:  Mark G. Borden, Esq.
Telecopy: (214) 775-0912                                     Telecopy:  617-526-5000

                                                             and

                                                             EXE Technologies, Inc.
                                                             300 Baldwin Tower Boulevard
                                                             Eddystone, Pennsylvania  19022
                                                             Attn:  General Counsel
                                                             Telecopy: (610) 447-1824

         Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         9.8 FEES AND EXPENSES. If the Merger is not consummated and the Closing does not occur, all Third Party Expenses incurred by the Buyer or Transitory Subsidiary shall be the obligation of the Buyer, and all Third Party Expenses incurred by the Company or its shareholders shall be the obligation of the Company.

         9.9 INDEMNIFICATION REPRESENTATIVES. Each Company Stockholder (a) authorizes each of the Indemnification Representatives, acting jointly and not separately, to take any and all actions permitted to be taken or contemplated to be taken by the Indemnification Representatives under this Agreement, including, but not limited to, the receipt, holdback or payment of any funds in connection with any adjustment to the Merger Shares, pursuant to Section 1.6 hereof, or in connection with the payment, discharge or settlement of any Damages and to take any actions which in the good faith judgment of the Indemnification Representatives are considered to be necessary, desirable or convenient in connection with the foregoing and (b) agreed that the Company Stockholders shall indemnify and hold free and harmless the Indemnification Representatives and each of their respective partners, stockholders, Affiliates, directors, officers, fiduciaries, employees and agents and each of the partners, stockholders, Affiliates, directors, officers, fiduciaries, employees and agents of each of the foregoing (each a "Section 9.9 Indemnified Party") from and against Damages, incurred or suffered by any of them as a result of, or arising out of, or relating to any and all actions taken or omitted to be taken by the Indemnification Representatives under this Agreement or in connection with the incurrence, payment, discharge or settlement of any Damages, except for any such Damages that arise on account of such Section 9.9 Indemnified Party's gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final adjudication. The Indemnification Representatives shall not be liable to any Company Stockholder in respect of such arrangements or actions or omissions in connection therewith, except to the extent that such acts or omissions constitute gross negligence or willful misconduct. Notwithstanding anything to the contrary in this Agreement, all actions required or permitted to be taken by the Indemnification Representatives in connection with the matters described in clause (a) of this Section 9.9 or otherwise, in order for such actions to be effective shall be taken jointly and shall require the prior written consent of each of the Indemnification Representatives.

         9.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

         9.11 AMENDMENTS AND WAIVERS. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time; PROVIDED, HOWEVER, that any amendment effected subsequent to the Requisite Stockholder Approval shall be subject to any restrictions contained in the Delaware General Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver. No waiver by any Party with respect to any default, misrepresentation or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         9.12 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

         9.13 SUBMISSION TO JURISDICTION. Each of the Parties (a) submits to the jurisdiction of any state or federal court sitting in the State of Delaware in any action or proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, and (c) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Party with respect thereto. Any Party may make service on another Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section
9.7. Nothing in this Section 9.13, however, shall affect the right of any Party to serve legal process in any other manner permitted by law.

         9.14 CONSTRUCTION.

             (a) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

             (b) Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.





                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the Parties have executed this Agreement and Plan of Merger as of the date first above written.

                                     BUYER:

                                     EXE TECHNOLOGIES, INC.

                                     By: /s/ Raymond R. Hood
                                         --------------------------------------
                                         Name: Raymond R. Hood
                                         Title: President and Chief Executive
                                                  Officer

                                     TRANSITORY SUBSIDIARY:

                                     ALMOND ACQUISITION CORP.

                                     By: /s/ Raymond R. Hood
                                         --------------------------------------
                                         Name: Raymond R. Hood
                                         Title: President and Chief Executive
                                                  Officer

                                     COMPANY:

                                     ALLPOINTS SYSTEMS, INC.

                                     By: /s/ Glenn D. House, Sr.
                                         --------------------------------------
                                         Name: Glenn D. House, Sr.
                                         Title: President and Chief Executive
                                                  Officer

         The following stockholders of the Company hereby execute this Agreement for the limited purpose of agreeing to and becoming bound by the provisions of
Section 4.3(e).

                                     COMPANY STOCKHOLDERS:

                                     /s/ Bruce E. Welty
                                     ------------------------------------------
                                     Bruce E. Welty

                                     /s/ Glenn D. House, Sr.
                                     ------------------------------------------
                                     Glenn D. House, Sr.

                                     /s/ Michael Johnson
                                     ------------------------------------------
                                     Michael Johnson

                                     /s/ Bernard J. Hydock
                                     ------------------------------------------
                                     Bernard J. Hydock

                                     /s/ David Habib
                                     ------------------------------------------
                                     David Habib

                                     /s/ Paul Carmichael
                                     ------------------------------------------
                                     Paul Carmichael

                                     /s/ Matthew Bilodeau
                                     -------------------------------------------
                                     Matthew Bilodeau

         The undersigned, being the duly elected Secretary or Assistant Secretary of the Transitory Subsidiary, hereby certifies that this Agreement has been adopted by a majority of the votes represented by the outstanding shares of capital stock of the Transitory Subsidiary entitled to vote on this Agreement.

                                     By: /s/ Christopher F. Wright
                                         ---------------------------------------
                                             SECRETARY

         The undersigned, being the duly elected Secretary of the Company, hereby certifies that this Agreement has been adopted by a majority of the votes represented by the outstanding Company Shares entitled to vote on this Agreement.

                                     By: /s/ Harry A. Hanson
                                         --------------------------------------
                                             SECRETARY

[The following schedules and exhibits to this Agreement and Plan of Merger have been omitted and will be provided to the Commission upon request to the Company:

         Company Disclosure Schedule
         Exhibit A         Form of Escrow Agreement
         Exhibit B         Form of Registration Rights Agreement
         Exhibit C         Form of Investment Representation Letter
         Exhibit D         Form of Opinion of Counsel to the Company
         Exhibit E         Supplemental Employment Terms
         Exhibit F         Form of Employee Confidentiality Agreement
         Exhibit G         Form of Lock-Up Agreement
         Exhibit H         Form of Opinion of Counsel to the Buyer and the
                              Transitory Subsidiary]